COREFUND
FAMILY OF
MUTUAL FUNDS

PROSPECTUS
COREFUNDS, INC.
NOVEMBER 1, 1995
SERIES B-INDIVIDUAL

     CoreFunds, Inc. is an open-end management investment company presently offering shares in seventeen diversified and non-diversified portfolios that offer a variety of investment opportunities. These portfolios are managed by CoreStates Investment Advisers, Inc. This Prospectus relates to Series B Shares in thirteen portfolios, including equity, fixed income, and money market portfolios (the "Funds").

      This Prospectus gives you information about the Funds that you should be aware of before investing. Additional information about the Funds, contained in a Statement of Additional Information dated November 1, 1995, has been filed with the Securities and Exchange Commission. It is incorporated in this Prospectus by reference. To obtain a copy without charge, call or write:

                                CoreFunds, Inc.
                                680 East Swedesford Road
                                Wayne, PA 19087
                                1-800-355-CORE

Keep this Prospectus for future reference.

SHARES IN THE FUNDS ARE NOT OBLIGATIONS, DEPOSITS, OR ACCOUNTS OF, OR GUARANTEED OR ENDORSED BY, CORESTATES BANK, N.A., THE
PARENT CORPORATION OF EACH FUND'S INVESTMENT ADVISER, OR ANY OF ITS AFFILIATES. SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
  TABLE OF CONTENTS                                                 /X/ COREFUND

Transaction and Operating Expense Tables.............          3
Financial Highlights.................................          7
Highlights...........................................         10

----------------------------
----------------------------
                     FUNDAMENTALS OF MUTUAL FUND INVESTING

Types of Investment Vehicles.........................         14
How to Invest in Stocks, Bonds and Money Market
   Instruments.......................................         16
Developing Your Investment Strategy..................         21

----------------------------------------
----------------------------------------
                            INFORMATION ON THE FUNDS

Investment Objectives of the Funds...................         25
  Equity Funds.......................................         25
  Fixed Income Funds.................................         25
  Money Market Funds.................................         26
Investment Policies..................................         26
  Equity Funds.......................................         26
  Fixed Income Funds.................................         29
  Money Market Funds.................................         32
  Other Investment Practices of the Funds............         33
Types of Securities in Which the Funds Invest........         38
  Equity Funds.......................................         38
  Taxable Fixed Income Funds.........................         38
  Taxable Money Market Funds.........................         40
  Tax-Free Fixed Income and Money Market Funds.......         41
  Temporary Investments..............................         43
Investment Restrictions..............................         44
Investor Considerations..............................         46
  Investment Suitability.............................         46
  Investment Risks...................................         48
Distributions........................................         51
Taxes................................................         52
Valuation of Shares..................................         55
  Net Asset Value....................................         55
  Portfolio Pricing..................................         56
Management...........................................         57
  Investment Adviser, Sub-Advisers...................         57
  Fund Managers......................................         59
  Administrator......................................         61
  Distributor........................................         61
Performance Information..............................         62
  Total Return and Yield.............................         62
  In General.........................................         63
Description of Shares................................         63
General Information..................................         64
Description of Ratings...............................         65
  Description of Municipal and Corporate Bond
     Ratings.........................................         65
  Description of Municipal Note
     Ratings.........................................         66

-------------------------------------
-------------------------------------
                           SHAREHOLDER SERVICES GUIDE

Opening an Account and Purchasing
   Shares............................................         67
Selling your Shares..................................         71
Exchanging Shares....................................         74

                                          No person is authorized by CoreFunds, Inc. to give any
                                          information or make any representation other than those
                                          contained in this Prospectus or in other printed or written material issued by CoreFunds, Inc., and you should not rely
 2         Table of Contents              on any other information or representation.

--------------------------------------------------------------------------------
  TRANSACTION AND OPERATING EXPENSE TABLES                         /X/ COREFUND

The purpose of the following tables is to help you understand the various costs and expenses that you, as a shareholder, will bear directly or indirectly in connection with an investment in Series B Shares of the Funds.
      The information contained in the tables should not be considered a representation of past or future expenses. Actual expenses may be more or less than those shown.

                                                                        ---------      -------     ----------------     -----------
                                                                         GROWTH         VALUE        INTERNATIONAL
Equity Funds                                                             EQUITY        EQUITY           GROWTH           BALANCED
---------------                                                         ---------      -------     ----------------     -----------

Series B Shares
SHAREHOLDER TRANSACTION EXPENSES
    Maximum Sales Load Imposed on Purchases                               3.25%         3.25%            3.25%             3.25%
    Maximum Sales Load Imposed on Reinvested Dividends                     none         none              none             none
    Deferred Sales Load                                                    none         none              none             none
    Redemption Fee                                                         none         none              none             none
    Exchange Fee                                                           none         none              none             none

ANNUAL FUND OPERATING EXPENSES
(as a percentage of net assets):
    Investment Advisory Fees After Fee Waivers(1)                          .72%          .75%             .80%              .67%
    12b-1 Fees(2)                                                          .25%          .25%             .25%              .25%
    Administrative Fees After Fee Waivers(3)                               .16%          .16%             .16%              .16%
    Other Expenses(4)                                                      .08%          .08%             .25%              .10%
    Net Annual Fund Operating Expenses(5)                                 1.21%         1.24%            1.46%             1.18%

EXAMPLE
    You would pay the following
    expenses on a $1,000 investment,                       1 year       $   44      $     45       $       47         $      44
    assuming (1) a 5% annual return                        3 years          70            71               77                69
    and (2) redemption at the end                          5 years          97            98              110                95
    of each time period.(6)                               10 years         174           178              201               171

--------------------------------------------------------------------------------

(1) Absent voluntary waivers, the Adviser's investment advisory fees are calculated at the annual rate of .75%, .75%, .80%, and .70% of the average net assets of Growth Equity Fund, Value Equity Fund, International Growth Fund, and Balanced Fund, respectively.
(2) Note that long-term shareholders may pay more than the economic equivalent of the maximum front-end load (6.25%) permitted by the Rules of Fair Practice of the National Association of Securities Dealers.
(3) Absent voluntary waivers, the Administrator's fee is calculated at the annual rate of .25% of each Fund's average net assets.
(4) Includes (among others) legal, auditing, and printing fees.
(5) The Adviser and the Administrator have voluntarily waived a portion of their fees in order to assist the Funds in maintaining a competitive expense ratio. The expense ratios noted herein are net of investment advisory and administrative fee waivers expected to be in effect during the fiscal period ending June 30, 1996. Absent any fee waivers, such expense ratios would have been 1.33%, 1.33%, 1.55% and 1.30% for Growth Equity Fund, Value Equity Fund, International Growth Fund and Balanced Fund, respectively. The service providers of all the Funds have been waiving all or a portion of their fees since inception. However, during this year, these providers may change the waiver so that a Fund's expense ratio will approach the contractually mandated ratio.
(6) Absent the voluntary fee waiver of the Adviser and the Administrator, the amounts in this Example, for one year, three years, five years and ten years, would be $46, $73, $103 and $187 for Growth Equity Fund; $46, $73, $103 and $187 for Value Equity Fund; $48, $80, $114 and $211 for International Growth Fund; and $45, $72, $101, and $198 for Balanced Fund.

                                  Transaction and Operating Expense Tables ----

--------------------------------------------------------------------------------
  TRANSACTION AND OPERATING EXPENSE TABLES (CONTINUED)

                                                                   -------------------  -----------------  -------------------
                                                                                                              INTERMEDIATE
Fixed Income Funds                                                  INTERMEDIATE BOND   GOVERNMENT INCOME    MUNICIPAL BOND
                                                                   -------------------  -----------------  -------------------

Series B Shares
SHAREHOLDER TRANSACTION EXPENSES
    Maximum Sales Load Imposed on Purchases                                 3.25%               3.25%               3.25%
    Maximum Sales Load Imposed on Reinvested Dividends                       none                none                none
    Deferred Sales Load                                                      none                none                none
    Redemption Fee                                                           none                none                none
    Exchange Fee                                                             none                none                none

ANNUAL FUND OPERATING EXPENSES
    (as a percentage of net assets):
    Investment Advisory Fees After Fee Waivers1                              .37%                .37%                .37%
    12b-1 Fees2                                                              .25%                .25%                .25%
    Administrative Fees After Fee Waivers3                                   .16%                .16%                .16%
    Other Expenses4                                                          .07%                .21%                .06%
    Net Annual Fund Operating Expenses5                                      .85%                .99%                .84%

EXAMPLE
    You would pay the following
    expenses on a $1,000 investment,                       1 year       $      41           $      42           $      41
    assuming (1) a 5% annual return                       3 years              59                  63                  58
    and (2) redemption at the end                         5 years              78                  85                  78
    of each time period.6                                10 years             134                 150                 133

--------------------------------------------------------------------------------

(1) Absent voluntary waivers, the Adviser's investment advisory fees are calculated at the annual rate of .50%, .50% and .50% of the average net assets of Intermediate Bond Fund, Government Income Fund and Intermediate Municipal Bond Fund, respectively.
(2) Note that long-term shareholders may pay more than the economic equivalent of the maximum front-end load (6.25%) permitted by the Rules of Fair Practice of the National Association of Securities Dealers.
(3) Absent voluntary waivers, the Administrator's fee is calculated at the annual rate of .25% of each Fund's average net assets.
(4) Includes (among others) legal, auditing and printing fees.
(5) The Adviser and the Administrator have voluntarily waived a portion of their fees in order to assist the Funds in maintaining a competitive expense ratio. The expense ratios noted herein are net of investment advisory and administrative fee waivers expected to be in effect during the fiscal period ending June 30, 1996. Absent fee waivers, such expense ratios would have been 1.07%, 1.21% and 1.06% for Intermediate Bond Fund, Government Income Fund and Intermediate Municipal Bond Fund, respectively. The service providers of all the Funds have been waiving all or a portion of their fees since inception. However, during this year, these providers may change the waiver so that a Fund's expense ratio will approach the contractually mandated ratio.
(6) Absent the voluntary fee waiver of the Adviser and the Administrator, the amounts in this Example, for one year, three years, five years and ten years, would be $43, $65, $90 and $159 for Intermediate Bond Fund; $44, $70, $97, and $174 for Government Income Fund; and $43, $65, $89, and $158 for Intermediate Municipal Bond Fund.

 4         Transaction and Operating Expense Tables

--------------------------------------------------------------------------------
                                                                   /X/ COREFUND

                                                                                 ----------------      -------------     --------
                                                                                   PENNSYLVANIA         NEW JERSEY
                                                                                     MUNICIPAL           MUNICIPAL        GLOBAL
Fixed Income Funds                                                                     BOND                BOND            BOND
-----------------------                                                          ----------------      -------------     --------

Series B Shares
SHAREHOLDER TRANSACTION EXPENSES
    Maximum Sales Load Imposed on Purchases                                              3.25%               3.25%           3.25%
    Maximum Sales Load Imposed on Reinvested Dividends                                    none                none            none
    Deferred Sales Load                                                                   none                none            none
    Redemption Fee                                                                        none                none            none
    Exchange Fee                                                                          none                none            none

ANNUAL FUND OPERATING EXPENSES
(as a percentage of net assets):
    Investment Advisory Fees After Fee Waivers(1)                                           0%                  0%            .52%
    12b-1 Fees(2)                                                                         .25%                .25%            .25%
    Administrative Fees After Fee Waivers(3)                                                0%                  0%            .16%
    Other Expenses(4)                                                                     .37%                .40%            .21%
    Net Annual Fund Operating Expenses(5)                                                 .62%                .65%           1.14%

EXAMPLE
    You would pay the following
    expenses on a $1,000 investment,                                 1 year          $      39           $      39       $      44
    assuming (1) a 5% annual return                                  3 years                52                  53              68
    and (2) redemption at the end                                    5 years                66                  68              93
    of each time period.(6)                                         10 years               107                 111             167

--------------------------------------------------------------------------------

(1) Absent voluntary waivers, the Adviser's investment advisory fees are calculated at the annual rate of .50%, .50% and .60% of the average net assets of Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund and Global Bond Fund, respectively.
(2) Note that long-term shareholders may pay more than the economic equivalent of the maximum front-end load (6.25%) permitted by the Rules of Fair Practice of the National Association of Securities Dealers.
(3) Absent voluntary waivers, the Administrator's fee is calculated at the annual rate of .25% of each Fund's average net assets.
(4) Includes (among others) legal, auditing and printing fees.
(5) The Adviser and the Administrator have voluntarily waived a portion of their fees in order to assist the Funds in maintaining a competitive expense ratio. The expense ratios noted herein are net of investment advisory and administrative fee waivers expected to be in effect during the fiscal period ending June 30, 1996. Absent fee waivers, such expense ratios would have been 1.21%, 1.24% and 1.31% for Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund and Global Bond Fund, respectively. The service providers of all the Funds have been waiving all or a portion of their fees since inception. However, during this year, these providers may change the waiver so that a Fund's expense ratio will approach the contractually mandated ratio.
(6) Absent the voluntary fee waiver of the Adviser and the Administrator, the amounts in this Example, for one year, three years, five years and ten years, would be $44, $70, $97, and $174 for Pennsylvania Municipal Bond Fund; $45, $73, $102, and $185 for New Jersey Municipal Bond Fund; and $45, $71, $98, and $178 for Global Bond Fund.

                                                               Highlights -----
                                                                              5

--------------------------------------------------------------------------------
  TRANSACTION AND OPERATING EXPENSE TABLES (CONTINUED)             /X/ COREFUND

                                                              -------------  ---------------  ---------------
                                                                                TREASURY         TAX-FREE
Money Market Funds                                            CASH RESERVE       RESERVE          RESERVE
------------------------                                      -------------  ---------------  ---------------

Series B Shares
SHAREHOLDER TRANSACTION EXPENSES
    Maximum Sales Load Imposed on Purchases                          none            none             none
    Maximum Sales Load Imposed on Reinvested
      Dividends                                                      none            none             none
    Deferred Sales Load                                              none            none             none
    Redemption Fee                                                   none            none             none
    Exchange Fee                                                     none            none             none

ANNUAL FUND OPERATING EXPENSES
    (as a percentage of net assets):
    Investment Advisory Fees After Fee Waivers1                      .29%            .29%             .29%
    12b-1 Fees2                                                      .25%            .25%             .25%
    Administrative Fees After Fee Waivers3                           .16%            .16%             .16%
    Other Expenses4                                                  .08%            .08%             .08%
    Net Annual Fund Operating Expenses5                              .78%            .78%             .78%

EXAMPLE
    You would pay the following
    expenses on a $1,000 investment,                  1 year    $       8       $       8        $       8
    assuming (1) a 5% annual return                  3 years           25              25               25
    and (2) redemption at the end                    5 years           43              43               43
    of each time period.6                           10 years           97              97               97

--------------------------------------------------------------------------------

(1) Absent voluntary waivers, the Adviser's investment advisory fees are calculated at the annual rate of .50%, .50%, and .50% of the average net assets of Cash Reserve, Treasury Reserve, and Tax-Free Reserve, respectively.
(2) Note that long-term shareholders may pay more than the economic equivalent of the maximum front-end load (6.25%) permitted by the Rules of Fair Practice of the National Association of Securities Dealers.
(3) Absent voluntary waivers, the Administrator's fee is calculated at the annual rate of .25% of each Fund's average net assets.
(4) Includes (among others) legal, auditing, and printing fees.
(5) The Adviser and the Administrator have voluntarily waived a portion of their fees in order to assist the Funds in maintaining a competitive expense ratio. The expense ratios noted herein are net of investment advisory and administrative fee waivers expected to be in effect during the fiscal period ending June 30, 1996. Absent any fee waivers, such expense ratios would have been 1.08%, 1.08%, and 1.08% for Cash Reserve, Treasury Reserve, and Tax-Free Reserve, respectively. The service providers of all the Funds have been waiving all or a portion of their fees since inception. However, during this year, these providers may change the waiver so that a Fund's expense ratio will approach the contractually mandated ratio.
(6) Absent the voluntary fee waiver of the Adviser and the Administrator, the amounts in this Example, for one year, three years, five years and ten years, would be $11, $34, $60 and $132 for Cash Reserve; $11, $34, $60, and $132 for Treasury Reserve; and $11, $34, $60 and $132 for Tax-Free Reserve.

 6         Transaction and Operating Expense Tables

--------------------------------------------------------------------------------
  FINANCIAL HIGHLIGHTS                                              /X/ COREFUND

     The tables that follow present information about the investment results of the shares of the Funds. The financial highlights for each of the periods presented have been audited by Ernst & Young LLP, independent certified public accountants, whose report thereon appears in CoreFunds' annual report which accompanies the Statement of Additional Information.

FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD ENDED JUNE 30,

Equity Funds

                                               Realized
                                                  and                                                           Net
                                              Unrealized                                                      Assets,
                     Net Asset                 Net Gains    Dividends   Distribution                          End of
                      Value,         Net      or (Losses)   from Net       from       Net Asset               Period
                     Beginning   Investment       on       Investment     Capital     Value End     Total      (000
                     of Period     Income     Securities     Income        Gains      of Period    Return    omitted)
                    -----------  -----------  -----------  -----------  -----------  -----------  ---------  ---------
 GROWTH EQUITY
SERIES A
1995                 $    9.11    $    0.08    $    2.07    $   (0.08)   $      --    $   11.18       23.71% $  91,345
1994                      9.95         0.05        (0.84)       (0.05)          --         9.11       (8.01)    64,877
1993                      8.74         0.08         1.21        (0.08)          --         9.95       14.76     63,777
19921                    10.00         0.05        (1.26)       (0.05)          --         8.74      (12.05)+   33,418
SERIES B
1995                 $    9.10    $    0.06    $    2.07    $   (0.06)   $      --    $   11.17       23.44% $   2,043
1994                      9.95         0.04        (0.85)       (0.04)          --         9.10       (8.13)     1,730
1993*                     9.80         0.03         0.15        (0.03)          --         9.95        1.80+     5,224
 VALUE EQUITY
SERIES A
1995                 $   12.58    $    0.15    $    1.97    $   (0.15)   $   (0.28)   $   14.27       17.29% $  31,003
1994                     13.11         0.09        (0.27)       (0.09)       (0.26)       12.58       (1.51)    25,448
1993                     11.22         0.16         1.89        (0.16)          --        13.11       18.31     15,397
1992                     10.33         0.15         0.89        (0.15)          --        11.22        9.98     10,882
1991                     10.31         0.15         0.18        (0.15)       (0.16)       10.33        3.37      5,182
19902                    10.00         0.10         0.31        (0.10)          --        10.31        4.10+     5,154
SERIES B
1995                 $   12.60    $    0.13    $    1.96    $   (0.12)   $   (0.28)   $   14.29       16.96% $   3,708
1994                     13.12         0.06        (0.26)       (0.06)       (0.26)       12.60       (1.69)     4,737
1993*                    12.49         0.05         0.67        (0.09)          --        13.12        5.77+       714
 EQUITY INDEX
SERIES A
1995                 $   20.54    $    0.52    $    4.24    $   (0.52)   $   (0.99)   $   23.79       24.45% $ 112,553
1994                     20.97         0.55        (0.43)       (0.55)          --        20.54        0.55     72,552
1993                     19.22         0.52         1.84        (0.52)       (0.09)       20.97       12.39     50,551
1992                     18.46         0.52         1.80        (0.48)       (1.08)       19.22       12.59     20,166
19913                    19.48         0.03        (0.94)       (0.02)       (0.09)       18.46       (4.64)+   12,117
 INTERNATIONAL GROWTH
SERIES A
1995                 $   13.18    $    0.12    $   (0.17)   $   (0.04)   $   (0.80)   $   12.29       (0.21)% $110,838
1994                     11.71         0.12         1.78        (0.12)       (0.31)       13.18       16.28    108,911
1993                     10.52         0.10         1.16        (0.07)          --        11.71       12.06     61,655
1992                     10.10         0.17         0.31           --        (0.06)       10.52        4.90     42,594
1991                     10.75         0.19        (0.44)       (0.27)       (0.13)       10.10       (2.71)    20,582
19904                    10.00         0.11         0.86        (0.09)       (0.13)       10.75        9.74+    13,513
SERIES B
1995                 $   13.17    $    0.09    $   (0.17)   $   (0.02)   $   (0.80)   $   12.27       (0.48)% $  1,943
1994                     11.71         0.06         1.82        (0.11)       (0.31)       13.17       16.08      2,019
1993*                    10.07         0.05         1.59           --           --        11.71       16.29+       344
 BALANCED
SERIES A
1995                 $    9.88    $    0.35    $    1.21    $   (0.35)   $   (0.03)   $   11.06       16.21% $  61,092
1994                     10.39         0.35        (0.51)       (0.35)          --         9.88       (1.62)    42,429
19935                    10.00         0.16         0.39        (0.16)          --        10.39        5.52+    29,434
SERIES B
1995                 $    9.89    $    0.34    $    1.19    $   (0.33)   $   (0.03)   $   11.06       15.84% $   2,344
1994                     10.38         0.31        (0.49)       (0.31)          --         9.89       (1.86)     2,222
1993*                    10.00         0.16         0.38        (0.16)          --        10.38        2.50+       701

                                                    Ratio of      Ratio of
                                                   Expenses to   Net Income
                      Ratio of     Ratio of Net    Average Net   to Average
                     Expenses to     Income to       Assets      Net Assets    Portfolio
                     Average Net    Average Net    (Excluding    (Excluding    Turnover
                       Assets         Assets        Waivers)      Waivers)       Rate
                    -------------  -------------  -------------  -----------  -----------

GROWTH EQUITY
SERIES A
1995                       0.76%          0.84%          1.10%         0.50%         113%
1994                       0.69           0.48           1.11          0.06          127
1993                       0.43           0.85           1.11          0.17          103
19921                      0.14           1.38           1.12          0.40           66
SERIES B
1995                       1.01%          0.59%          1.35%         0.25%         113%
1994                       0.94           0.23           1.36         (0.19)         127
1993*                      0.80           0.39           1.48         (0.29)         103

 VALUE EQUITY
SERIES A
1995                       0.86%          1.12%          1.10%         0.88%         108%
1994                       0.80           0.73           1.09          0.44           78
1993                       0.71           1.29           1.18          0.82           97
1992                       0.99           1.36           1.63          0.72          117
1991                       1.74           1.53           2.39          0.88           96
19902                      1.76           2.35           2.43          1.68           20
SERIES B
1995                       1.11%          0.89%          1.35%         0.65%         108%
1994                       1.05           0.48           1.34          0.19           78
1993*                      0.85           0.97           1.32          0.50           97

 EQUITY INDEX
SERIES A
1995                       0.37%          2.48%          0.76%         2.09%          27%
1994                       0.35           2.63           0.75          2.23           13
1993                       0.49           2.82           0.88          2.43            4
1992                       0.57           2.66           1.06          2.17           27
19913                      0.97           1.79           1.20          1.56           --

 INTERNATIONAL GROWTH
SERIES A
1995                       1.05%          0.98%          1.19%         0.84%          59%
1994                       0.99           0.23           1.18          0.04           67
1993                       0.99           1.22           1.28          0.93           59
1992                       0.96           1.67           1.40          1.23           87
1991                       0.99           1.80           1.56          1.23           49
19904                      1.22           2.57           1.99          1.80           20
SERIES B
1995                       1.30%          0.73%          1.44%         0.59%          59%
1994                       1.24           0.05           1.43         (0.14)          67
1993*                      1.15           1.51           1.44          1.22           59

 BALANCED
SERIES A
1995                       0.73%          3.51%          1.07%         3.17%          46%
1994                       0.62           3.46           1.08          3.00           56
19935                      0.45           3.38           1.39          2.45           21
SERIES B
1995                       0.98%          3.27%          1.32%         2.93%          46%
1994                       0.87           3.21           1.33          2.75           56
1993*                      0.55           5.76           1.48          4.83           21



--------------------------------------------------------------------------------
+ Returns are for the period indicated and have not been annualized.
* Series B has been offered since January 4, 1993. Balanced has offered Series B since March 16, 1993.
(1) Growth Equity commenced operations on February 3, 1992. All ratios for the period have been annualized.
(2) Value Equity commenced operations on February 6, 1990. All ratios for the period have been annualized.
(3) Equity Index commenced operations on June 1, 1991. All ratios for the period have been annualized.
(4) International Growth commenced operations on February 12, 1990. All the ratios for the period have been annualized.
(5) Balanced commenced operations on January 4, 1993. All ratios for the period have been annualized.

                                                        Financial Highlights----

--------------------------------------------------------------------------------
  FINANCIAL HIGHLIGHTS (CONTINUED)

FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD ENDED JUNE 30,

Fixed Income Funds

                                                  Realized
                                                     and
                                                 Unrealized
                        Net Asset                 Net Gains    Dividends   Distributions                          Net Assets,
                         Value,         Net      or (Losses)   from Net       from       Net Asset                  End of
                        Beginning   Investment       on       Investment     Capital    Value, End      Total     Period (000
                        of Period     Income     Securities     Income        Gains      of Period     Return      omitted)
                       -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
 GOVERNMENT INCOME
SERIES A
1995                    $    9.52    $    0.62    $    0.31    $   (0.62)   $      --    $    9.83        10.26%   $  11,305
1994                        10.18         0.50        (0.62)       (0.50)       (0.04)        9.52        (1.34)       9,089
1993(1)                     10.00         0.13         0.18        (0.13)          --        10.18         3.12+       6,323
SERIES B
1995                    $    9.51    $    0.61    $    0.33    $   (0.61)   $      --    $    9.84        10.23%   $   1,374
1994                        10.17         0.47        (0.62)       (0.47)       (0.04)        9.51        (1.57)       1,536
1993*                       10.00         0.07         0.17        (0.07)          --        10.17         1.71+         201
 INTERMEDIATE BOND
SERIES A
1995                    $    9.63    $    0.53    $    0.21    $   (0.53)   $      --    $    9.84         8.22%   $  55,128
1994                        10.18         0.43        (0.53)       (0.43)       (0.02)        9.63        (0.32)      48,379
1993                        10.01         0.47         0.31        (0.47)       (0.14)       10.18         7.90       44,692
1992(2)                     10.00         0.23         0.01        (0.23)          --        10.01         2.49+      22,623
SERIES B
1995                    $    9.63    $    0.54    $    0.20    $   (0.53)   $      --    $    9.84         7.95%   $   1,961
1994                        10.18         0.41        (0.53)       (0.41)       (0.02)        9.63        (0.56)       9,365
1993*                       10.01         0.20         0.17        (0.20)          --        10.18         3.95+       5,752
 INTERMEDIATE MUNICIPAL BOND
SERIES A
1995                    $    9.68    $    0.38    $    0.15    $   (0.38)   $      --    $    9.83         5.58%   $     365
1994                        10.09         0.39        (0.41)       (0.39)          --         9.68        (0.27)       1,088
1993(3)                     10.00         0.04         0.09        (0.04)          --        10.09         1.33+       2,009
SERIES B
1995                    $    9.67    $    0.35    $    0.16    $   (0.35)   $      --    $    9.83         5.42%   $   1,027
1994                        10.08         0.37        (0.41)       (0.37)          --         9.67        (0.52)       1,311
1993*                       10.00         0.03         0.08        (0.03)          --        10.08         1.19+         166
 GLOBAL BOND
SERIES A
1995                    $    9.06    $    0.62    $    0.24    $   (0.30)   $      --    $    9.62         9.70%   $  26,898
1994(4)                     10.00         0.25        (1.15)       (0.04)          --         9.06        (9.00)+     24,957
SERIES B
1995                    $    9.04    $    0.61    $    0.24    $   (0.28)   $      --    $    9.61         9.57%   $     170
1994(4)                     10.00         0.19        (1.11)       (0.04)          --         9.04        (9.22)+        167
 PENNSYLVANIA MUNICIPAL BOND
SERIES A
1995                    $    9.95    $    0.51    $    0.21    $   (0.51)   $      --    $   10.16         7.50%   $   2,272
1994(5)                     10.00         0.06        (0.05)       (0.06)          --         9.95         0.14+         434
SERIES B
1995                    $    9.95    $    0.49    $    0.21    $   (0.49)   $      --    $   10.16         7.25%   $     317
1994(5)                     10.00         0.06        (0.05)       (0.06)          --         9.95         0.09+         163
 NEW JERSEY MUNICIPAL BOND
SERIES A
1995                    $    9.94    $    0.52    $    0.18    $   (0.52)   $      --    $   10.12         7.25%   $   1,550
1994(5)                     10.00         0.06        (0.06)       (0.06)          --         9.94         0.01+       1,432
SERIES B
1995                    $    9.95    $    0.49    $    0.17    $   (0.49)   $      --    $   10.12         6.84%   $      24
1994(5)                     10.00         0.06        (0.05)       (0.06)          --         9.95         0.08+           2

                                                       Ratio of     Ratio of Net
                                                      Expenses to     Income to
                         Ratio of     Ratio of Net    Average Net    Average Net
                        Expenses to     Income to       Assets         Assets       Portfolio
                        Average Net    Average Net    (Excluding     (Excluding     Turnover
                          Assets         Assets        Waivers)       Waivers)        Rate
                       -------------  -------------  -------------  -------------  -----------

GOVERNMENT INCOME
SERIES A
1995                          0.59%          6.53%          0.98%          6.14%          368%
1994                          0.50           4.93           1.00           4.43           157
1993(1)                       0.44           5.41           1.10           4.75            93
SERIES B
1995                          0.85%          6.25%          1.24%          5.86%          368%
1994                          0.75           4.68           1.25           4.18           157
1993*                         0.63           5.35           1.29           4.69            93

 INTERMEDIATE BOND
SERIES A
1995                          0.60%          5.76%          0.84%          5.52%          405%
1994                          0.58           4.30           0.86           4.02           299
1993                          0.42           4.62           0.86           4.18           188
1992(2)                       0.11           5.73           0.84           5.00            51
SERIES B
1995                          0.85%          5.27%          1.09%          5.03%          405%
1994                          0.83           4.05           1.11           3.77           299
1993*                         0.75           3.78           1.19           3.34           188

 INTERMEDIATE MUNICIPAL BOND
SERIES A
1995                          0.82%          3.91%          1.26%          3.47%            9%
1994                          0.63           3.91           1.17           3.37            43
1993(3)                       0.58           2.74           1.45           1.87            10
SERIES B
1995                          1.08%          3.65%          1.52%          3.21%            9%
1994                          0.88           3.66           1.42           3.12            43
1993*                         0.81           2.51           1.68           1.64            10

 GLOBAL BOND
SERIES A
1995                          0.64%          6.84%          1.03%          6.45%          133%
1994(4)                       0.73           5.04           1.12           4.65           161
SERIES B
1995                          0.89%          6.59%          1.28%          6.20%          133%
1994(4)                       0.98           4.79           1.37           4.40           161

 PENNSYLVANIA MUNICIPAL BOND
SERIES A
1995                          0.39%          5.26%          1.14%          4.51%           18%
1994(5)                       0.42           5.09           1.17           4.34             3
SERIES B
1995                          0.64%          4.95%          1.39%          4.20%           18%
1994(5)                       0.67           4.84           1.42           4.09             3

 NEW JERSEY MUNICIPAL BOND
SERIES A
1995                          0.42%          5.21%          1.17%          4.46%           32%
1994(5)                       0.43           5.07           1.35           4.15            13
SERIES B
1995                          0.68%          4.97%          1.44%          4.21%           32%
1994(5)                       0.68           4.82           1.60           3.90            13



--------------------------------------------------------------------------------

+ Returns are for the period indicated and have not been annualized.
* Series B has been offered since January 4, 1993. Government Income and Intermediate Municipal Bond Funds have offered Series B since May 3, 1993. Ratios for this period have been annualized.
(1) Government Income commenced operations on April 1, 1993. Ratios for this period have been annualized.
(2) Intermediate Bond commenced operations on February 3, 1992. Ratios for this period have been annualized.
(3) Intermediate Municipal Bond commenced operations on May 3, 1993. Ratios for this period have been annualized.
(4) Global Bond Fund commenced operations on December 15, 1993. Ratios for this period have been annualized.
(5) Pennsylvania Municipal Bond and New Jersey Municipal Bond Funds commenced operations on May 16, 1994. Ratios for this period have been annualized.

 8         Financial Highlights

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD ENDED JUNE 30,

Money Market Funds

                                                                                 Net                                   Ratio of
                                                                               Assets                                 Expenses to
              Net Asset                 Dividends       Net                    End of      Ratio of      Ratio of     Average Net
                Value         Net       from Net    Asset Value                Period     Expenses to   Net Income      Assets
              Beginning   Investment   Investment     End of        Total       (000      Average Net   to Average    (Excluding
              of Period     Income       Income       Period       Return     omitted)      Assets      Net Assets     Waivers)
             -----------  -----------  -----------  -----------  -----------  ---------  -------------  -----------  -------------
CASH RESERVE
SERIES A
1995          $    1.00    $    0.05    $   (0.05)   $    1.00         5.15%  $ 510,341         0.48%         5.04%         0.85%
1994               1.00         0.03        (0.03)        1.00         3.00     505,273         0.47          2.95          0.85
1993               1.00         0.03        (0.03)        1.00         2.99     460,832         0.46          2.97          0.85
1992               1.00         0.05        (0.05)        1.00         4.83     568,672         0.38          4.68          0.82
1991               1.00         0.07        (0.07)        1.00         7.28     473,187         0.37          6.94          0.82
1990               1.00         0.08        (0.08)        1.00         8.65     316,290         0.34          8.28          0.80
1989               1.00         0.09        (0.09)        1.00         8.87     186,151         0.37          8.62          0.90
1988               1.00         0.07        (0.07)        1.00         6.70      82,399         0.55          6.54          1.14
1987               1.00         0.06        (0.06)        1.00         5.85      35,054         0.54          5.60          1.01
19861              1.00         0.06        (0.06)        1.00         3.36+     56,416         0.59          6.93          1.21
SERIES B
1995          $    1.00    $    0.05    $   (0.05)   $    1.00         4.89%  $  17,583         0.73%         4.86%         1.10%
1994               1.00         0.03        (0.03)        1.00         2.74+     11,451         0.72          2.70          1.10
1993*              1.00         0.01        (0.01)        1.00         1.23+     15,330         0.76          2.52          1.15
TREASURY RESERVE
SERIES A
1995          $    1.00    $    0.05    $   (0.05)   $    1.00         4.98%  $ 479,206         0.48%         4.91%         0.85%
1994               1.00         0.03        (0.03)        1.00         2.91     484,974         0.48          2.87          0.86
1993               1.00         0.03        (0.03)        1.00         2.96     446,788         0.46          2.89          0.85
1992               1.00         0.05        (0.05)        1.00         4.73     444,388         0.38          4.58          0.82
1991               1.00         0.07        (0.07)        1.00         7.11     427,439         0.37          6.80          0.82
1990               1.00         0.08        (0.08)        1.00         8.38     270,524         0.37          8.03          0.84
19892              1.00         0.06        (0.06)        1.00         4.66+    220,479         0.20          9.26          0.84
SERIES B
1995          $    1.00    $    0.05    $   (0.05)   $    1.00         4.72%  $  21,612         0.73%         4.81%         1.10%
1994               1.00         0.03        (0.03)        1.00         2.65       7,573         0.73          2.62          1.11
1993*              1.00         0.01        (0.01)        1.00         1.21+      7,672         0.75          2.46          1.14
TAX-FREE RESERVE
SERIES A
1995          $    1.00    $    0.03    $   (0.03)   $    1.00         3.12%  $  62,756         0.48%         3.09%         0.85%
1994               1.00         0.02        (0.02)        1.00         2.03      79,384         0.49          2.00          0.87
1993               1.00         0.02        (0.02)        1.00         2.23      72,255         0.51          2.20          0.89
1992               1.00         0.03        (0.03)        1.00         3.56      80,147         0.37          3.39          0.88
19913              1.00         0.01        (0.01)        1.00         1.07+     42,573         0.06          4.20          0.81
SERIES B
1995          $    1.00    $    0.03    $   (0.03)   $    1.00         2.86%  $   1,524         0.73%         2.80%         1.10%
1994               1.00         0.02        (0.02)        1.00         1.78       2,708         0.74          1.75          1.12
1993*              1.00         0.01        (0.01)        1.00         0.85+      1,795         0.76          1.71          1.14

              Ratio of Net
               Income to
              Average Net
                Assets
              (Excluding
               Waivers)
             -------------

CASH RESERVE
SERIES A
1995                4.67%
1994                2.57
1993                2.58
1992                4.24
1991                6.49
1990                7.82
1989                8.05
1988                5.96
1987                5.13
19861               6.31
SERIES B
1995                4.49%
1994                2.32
1993*               2.13

TREASURY RESERVE
SERIES A
1995                4.54%
1994                2.49
1993                2.50
1992                4.14
1991                6.35
1990                7.56
19892               8.62
SERIES B
1995                4.44%
1994                2.24
1993*               2.07

TAX-FREE RESERVE
SERIES A
1995                2.72%
1994                1.62
1993                1.82
1992                2.88
19913               3.45
SERIES B
1995                2.43%
1994                1.37
1993*               1.33


--------------------------------------------------------------------------------

+ Returns are for the period indicated and have not been annualized.
* Series B has been offered since January 4, 1993. Ratios for this period have been annualized.
(1) Cash Reserve commenced operations on August 16, 1985. Ratios for this period have been annualized.
(2) Treasury Reserve commenced operations on November 21, 1988. Ratios for this period have been annualized.
(3) Tax-Free Reserve commenced operations on April 16, 1991. Ratios for this period have been annualized.

                                                        Financial Highlights----

--------------------------------------------------------------------------------
  HIGHLIGHTS

COREFUNDS                 CoreFunds, Inc. ('CoreFunds') is an open-end management investment company presently offering shares in seventeen diversified and non-diversified portfolios. This Prospectus offers Series B Shares of thirteen portfolios. Series B Shares are primarily offered to the general public as well as various types of institutional investors, which may include CoreStates Bank and its affiliate and corresponding banks, for the investment of their own funds or for funds for which they serve in a fiduciary, agency or custodial capacity. Investors may also include shareholders of other investment companies which are advised by a Fund's adviser or sub-adviser, and whose assets a Fund acquires in a tax-free reorganization, who propose to become shareholders of the Fund as a result of such reorganization. Investors purchasing Series B Shares will normally be those who desire certain additional shareholder services from certain security broker/dealers and financial institutions which have entered into shareholder servicing agreements with the Funds' distributor. Materials relating to
                          Series A Shares of the Funds may be obtained by calling 1-800-355-CORE or by writing to CoreFunds,
                          Inc., 680 East Swedesford Road, Wayne, PA 19087.
-------------------------------------------------------------------------------------------------------------------------------
FUNDAMENTALS OF MUTUAL    This section will assist you in appreciating investments generally. It describes the three basic
FUND INVESTING            types of investment vehicles--stocks, bonds, and money market instruments--as well as mutual funds which employ one or more of these instruments. The various types of mutual funds available and the advantages of mutual fund investing are discussed.
                                                                                                                        PAGE 14
-------------------------------------------------------------------------------------------------------------------------------
MULTIPLE PORTFOLIOS       Investors may choose to invest in any of the thirteen funds of CoreFunds offered in this Prospectus.
                          EQUITY FUNDS                      FIXED INCOME FUNDS                    MONEY MARKET FUNDS
                          Growth Equity Fund                Intermediate Bond Fund                Cash Reserve
                          Value Equity Fund                 Government Income Fund                Treasury Reserve
                          International Growth              Intermediate Municipal                Tax-Free Reserve
                            Fund                              Bond Fund
                          Balanced Fund                     Pennsylvania Municipal
                                                              Bond Fund
                                                            New Jersey Municipal
                                                              Bond Fund
                                                            Global Bond Fund
                                                                                                                        PAGE 25
-------------------------------------------------------------------------------------------------------------------------------
RISK                      Investment in the Funds involves a number of risks, including possible loss of principal. The Funds
CHARACTER-                differ significantly in terms of specific risks. Certain risk factors applicable to the Funds are
ISTICS                    described below.

 10        Highlights

--------------------------------------------------------------------------------
                                                                   /X/ COREFUND

                  EQUITY FUNDS
                  The Equity Funds are subject to market risk and fund risk. Market risk is the possibility that stock prices in general will decline over short or even extended periods of time. Stock markets tend to be cyclical, with periods when stock prices generally rise and periods when stock prices generally decline. Fund risk is the possibility that a Fund's performance during a specific period may not meet or exceed that of the stock market as a whole. Investors should consider their holdings in equity mutual funds to be long-term investments.
                        In addition to market and fund risks, International
                  Growth Fund is subject to foreign market and currency risk. Investments in foreign stock markets can be as volatile, if not more volatile, than investments in U.S. markets. Currency risk is the risk that changes in foreign exchange rates will affect, favorably or unfavorably, the value of foreign securities held by the Fund.

                  FIXED INCOME FUNDS
                  Securities held by the Fixed Income Funds may be subject to several types of investment risk, including market risk, credit risk, and call risk. With respect to these Funds, market risk (or interest rate risk) is the potential for a decline in the price of fixed-income securities due to rising interest rates. Credit risk is the possibility that a bond issuer will be unable to make timely payments of either principal or interest. Call risk (or income risk) relates to corporate and municipal bonds during periods of falling interest rates, and involves the possibility that securities with high interest rates will be prepaid (or 'called') by the issuer prior to maturity. Such an event would require a Fund to invest the resulting proceeds elsewhere, at generally lower interest rates, which would cause fluctuations in the Fund's net income.
                        Intermediate Bond Fund may also be exposed to event
                  risk, the possibility that corporate fixed income securities held by it may suffer a substantial decline in credit quality and market value due to a corporate restructuring, such as an acquisition. While event risk may be high for certain corporate securities held by this Fund, event risk for the Fund in the aggregate should be low because of the Fund's diversified holdings.
                        An investment in either the Pennsylvania Municipal Bond
                  Fund or the New Jersey Municipal Bond Fund involves special risk considerations. The concentration of investments in Pennsylvania municipal securities by the Pennsylvania Municipal Bond Fund and the concentration of investments in New Jersey municipal securities by the New Jersey Municipal Bond Fund raises certain investment considerations, including the possibility that changes in the economic condition and governmental policies of either state or its municipalities could adversely affect the value of the corresponding Fund and the portfolio securities held by it.

                                                                  Highlights----

--------------------------------------------------------------------------------
  HIGHLIGHTS (CONTINUED)

                          Global Bond Fund is also subject to foreign market and currency risks, as described above.
                          MONEY MARKET FUNDS
                          Securities held by Cash Reserve and Treasury Reserve may be subject, on a limited basis, to credit risk. The credit risk of a money market investment portfolio is similar to that of a fixed income portfolio.
                          Securities held by Tax-Free Reserve may be subject, on a limited basis, to several types of investment risk, including market risk (or interest rate risk), credit risk and call risk (or income risk).
                                                                                                                       PAGE 48
------------------------------------------------------------------------------------------------------------------------------
INVESTMENT                CoreStates Investment Advisers, Inc. ('CoreStates Advisers') serves as the investment adviser for
ADVISER                   each Fund. Value Equity Fund, International Growth Fund and Global Bond Fund also retain sub-advisers. CoreStates Advisers has extensive experience in the management of money market, tax-free, fixed income, equity, and international investments. It currently manages discretionary and non-discretionary client security portfolios with a total aggregate market value exceeding $29 billion, for individuals, corporations, institutions and municipalities.
                                                                                                                       PAGE 57
------------------------------------------------------------------------------------------------------------------------------
DIVIDEND                  Shareholders of a Fund are entitled to dividends and distributions arising from the net investment
POLICY                    income and capital gains, if any, earned on investments held by the Fund.
                                                                                                                       PAGE 51
------------------------------------------------------------------------------------------------------------------------------
TAXES                     The sale or redemption of shares of a mutual fund is a taxable event to the selling or redeeming shareholder. In addition, any receipt of dividends which represent capital gain distributions will be subject to federal and state income taxes. However, receipt of other dividends will generally not be subject to federal income taxes. Ordinary dividends also will be subject to state income taxes, except as to Pennsylvania residents for the Pennsylvania Municipal Bond Fund and New Jersey
                          residents for the New Jersey Municipal Bond Fund.
                                                                                                                       PAGE 52
------------------------------------------------------------------------------------------------------------------------------
PURCHASING                You may purchase shares by mail, wire or exchange from another account or Fund. The minimum initial
SHARES                    investment is $500 for each Fund. There is no minimum for subsequent investments. There is also no minimum initial investment for automatic investment plans.
                                                                                                                       PAGE 67
------------------------------------------------------------------------------------------------------------------------------

 12        Highlights

--------------------------------------------------------------------------------
                                                                   /X/ COREFUND

SELLING                   You may redeem or sell shares of each Fund by mail or telephone. You may also redeem shares of the
SHARES                    Money Market Funds by check. There is no charge for redemptions, except for wire withdrawals which are subject to the transfer agent's then-current wire fee. Your bank may also impose a fee upon receipt of a wire. The share price of each Fund except for the Money Market Funds is expected to fluctuate, and may at redemption be more or less than at the time of initial purchase, resulting in a gain or loss.
                                                                                                                       PAGE 71
------------------------------------------------------------------------------------------------------------------------------
SERVICES TO               CoreFunds offers checkwriting services (minimum $250) on the Money Market Funds for easy access to
SHAREHOLDERS              your account balances.
                          CoreFunds also offers additional services including automatic investment and systematic withdrawal plans.
                                                                                                                       PAGE 68
------------------------------------------------------------------------------------------------------------------------------

                                                                  Highlights----

AN INTRODUCTORY GUIDE FOR INVESTORS

This section is devoted to those who are unfamiliar or uncomfortable with the concepts of mutual fund investing, as well as those who are interested in developing a coordinated strategy which can help them reach their financial goals.

     It describes the three basic types of investment vehicles stocks, bonds, and money market instruments--as well as mutual funds which employ one or more of these investments.

     Of course, no guide alone can help you determine how or when to invest. That's why we recommend that you work closely with an investment representative to develop a solid program which is designed specifically for your goals and risk tolerance.

PART I:
TYPES OF INVESTMENT VEHICLES

FOR DETAILS ON HOW EACH OF THESE INSTRUMENTS IS USED IN MUTUAL FUNDS, PLEASE SEE THE SECTION ENTITLED, "WHAT TYPES OF MUTUAL FUNDS ARE AVAILABLE?"

The three most popular types of investments are stocks, bonds, and money market instruments. The following is an introduction to what they are and how they work.

WHAT IS A STOCK?

Also known as equities, stocks represent an ownership position in a business entity, such as a company or corporation. Each share of stock represents a proportionate "share" of ownership in the business entity. As a result, stocks offer individual investors the opportunity to take part in the economic future of business.

     Stocks are bought and sold on the open market, through a variety of stock exchanges in the U.S. and around the world.
This system allows any individual to purchase and sell shares through stock brokers, who are licensed to participate in the exchange.

     The price for a share of stock is established by an "auction" system, in which the broker for the buyer negotiates with the broker for the seller. When the demand for a stock is low, its price will most likely fall; when demand is high, the stock's price will most likely rise.

     Because each share of stock represents a share in the company's earnings, one of the most common factors affecting the price of the stock is the direction of the company's earnings. In theory, the more a company earns, or is expected to earn, the higher the price of its shares.

     However, a number of other factors can cause a stock's price to go up or down, including events which will positively or negatively affect the company's future, changes in the overall economy, changes in the mood of the market, and the market's perceptions of the company or its stock.

ALSO SEE: "EQUITY MUTUAL FUNDS" AND "WHAT ARE BALANCED FUNDS?"

FOR DEFINITIONS OF INVESTMENT TERMS, PLEASE SEE THE
GLOSSARY FOLLOWING THIS SECTION.

WHAT IS A BOND?

When a corporation, government or government agency needs money for a certain project, it often borrows money by issuing bonds to investors. So, in the simplest terms, a bond is an IOU. The investor who purchases a bond is acting as the lender.

     Rather than offering an ownership share in business, as stocks do, bonds are simply an agreement to repay the investor the amount loaned, also known as principal, on a certain date. In addition, the issuer commits to making periodic fixed interest payments to the lender until the loan is repaid.

     When the bond is issued by a state or municipality, the interest paid to investors is generally free of federal income taxes.

     Like stocks, bonds are also traded in the open market. The value of a bond can fluctuate due to changing market conditions. For example, when interest rates in the market fall, the prices of bonds tend to rise. On the other hand, when interest rates rise, the value of bonds falls.

     Generally, the longer the maturity of a bond, the higher its yield and the greater its price volatility. The shorter the maturity, the lower the yield and the greater its price stability.

ALSO SEE: "FIXED INCOME MUTUAL FUNDS"


                                         Price of the
                                         same bond if
                    Price of a 7%        the yield
                    coupon bond          increases to 8%
Years to            now trading to       to keep pace with         Percent change
maturity            yield 7%             rising interest rates     in price
1 year                $100.00                    $99.06              -0.94%
3 years                100.00                     97.38              -2.62%
10 years               100.00                     93.20              -6.80%
30 years               100.00                     88.69              -11.31%


DURING TIMES WHEN OVERALL INTEREST RATES ARE FALLING, FIXED-INCOME INVESTORS
GENERALLY ENJOY HIGHER PRICES FOR THEIR BONDS.
CONVERSELY, RISING INTEREST RATES TEND TO REDUCE THE VALUE OF BONDS. LONGER
MATURITY BONDS EXPERIENCE A GREATER CHANGE IN PRICE, AS SHOWN ABOVE.


WHAT IS A MONEY MARKET INSTRUMENT?

Simply put, money market instruments are short-term bonds, with maturities typically ranging from overnight to 13 months. They pay investors a rate of interest which is generally lower than that of longer-term bonds.

     Money market securities are issued by a number of sources, including the U.S. Government, its agencies and large, reputable banks and corporations.

     Money market instruments are generally quite stable, due to their short maturities. Therefore, they are chosen by investors who wish to maintain the safety of their investment.

ALSO SEE: "MONEY MARKET MUTUAL FUNDS"

PART II:
HOW TO INVEST IN STOCKS, BONDS, AND MONEY
MARKET INSTRUMENTS

Now that you've reviewed the basic types of investment vehicles available, here's a discussion of how mutual funds can help you invest in stocks, bonds, and money market securities.

WHAT IS A MUTUAL FUND?

Simply defined, a mutual fund pools the money of many investors and invests it toward a specific goal, such as stability of principal, regular income, or long-term growth. The fund's professional managers choose investments that, in their judgment, will help the fund achieve its goal. As an investor, you share in the fund's gains, losses, income, and expenses on a proportional basis.

     An equity fund pools its money to purchase stocks, a fixed-income fund purchases bonds, and a money market fund purchases short-term debt instruments.

ADVANTAGES OF MUTUAL FUND INVESTING.

While many investors enjoy excellent results by purchasing individual stocks or bonds, most investors find that mutual funds offer a more viable alternative, for the following reasons:

     PROFESSIONAL MANAGEMENT: With individual securities, you or your broker must do the extensive research necessary to choose from among the thousands of securities available. With mutual funds, you enjoy having a professional money manager uncover opportunities and research them to make sure the investment is appropriate for the needs of the fund.

     LOW COSTS: With mutual funds, trading costs are modest because they are shared by all investors in the fund.

     DIVERSIFICATION: When investing, it's important to not put all your eggs in one basket, so that you will be protected against an excessive loss in any one investment. But only the wealthiest investors can afford to purchase the wide range of individual securities to achieve true diversification. With mutual funds, however, you can enjoy immediate diversification with even a very limited amount of money, because investment risk is spread over many different securities for greater stability and safety of your investment.

     LIQUIDITY: With individual securities, it can sometimes be difficult to redeem your investment due to market conditions and other factors. Mutual fund shares, however, are easily redeemed at their current market value.


WHAT TYPES OF MUTUAL FUNDS ARE AVAILABLE?

The three basic categories of mutual funds are as follows:

     EQUITY (STOCK) MUTUAL FUNDS A stock fund consists of selected securities traded on the stock market. The fund changes in value as the prices of the stocks in the fund change. Although these funds tend to rise or fall in price more than other types of mutual funds, they have traditionally rewarded investors with higher returns over the long run.

     FIXED INCOME (BOND) MUTUAL FUNDS A fixed income fund is a mutual fund which invests in a pool of bonds. Bonds generally pay a fixed rate of interest. While fixed income mutual funds buy bonds, it's important to note that the income paid by a bond fund will fluctuate as individual securities are added to or subtracted from the pool.

     In addition, fixed income funds are subject to changes in net asset value due to changing market conditions. Like individual bonds, fixed income funds will tend to increase in value during times of decreasing interest rates, and will generally decrease in value when interest rates rise.

     There are a wide range of fixed-income funds to choose from, each with its own investment objectives. These objectives range from stability of principal, to maximum yield, to tax-free income.

     MONEY MARKET FUNDS Of the basic mutual fund categories, money market funds are managed to maintain the greatest stability of principal. They are managed to maintain a value of $1 per share.

     Money market funds invest in short-term money market securities, such as U.S. Treasury Bills, certificates of deposit from large banks, and commercial paper. Because the interest rates paid on these securities fluctuate with market conditions, the yield for money market funds will also change.

WHAT ARE TAX-FREE FUNDS?

Tax-free funds, which include both fixed income (bond) and money market funds, invest in securities which are issued by state, county, and local governments and their agencies. The proceeds from these securities are used to finance a variety of public-works projects, such as the building of roads, schools, and sewers.

     Under current tax laws, the interest paid to investors in these securities is generally exempt from Federal income taxes. Therefore, they are frequently purchased by investors who wish to shelter their investment income from taxes. However, Congress from time to time reviews this aspect of the tax code and may at any time repeal the exemption on any or all of these securities. If this were to occur, it would have a negative impact on any affected securities, as well as the mutual funds in which they were held.


               It's Easy to Compare Tax-Free and Taxable Yields:
                        Tax-Free Yield   =  Taxable Yield
                        1 - Tax Rate

WHAT ARE BALANCED FUNDS?

In addition to the types of mutual funds already described, there are also funds which blend investments in stock, bond, and money market securities. These are commonly known as balanced funds.

     The returns for balanced funds are typically greater than those of bond and money market funds, but lower than those of pure stock funds. Investing in all three types of securities means the value of your principal should fluctuate less than it would in a stock or bond fund alone.

     Typically, the fund's professional manager has the flexibility to change the investment mix based on current economic conditions.

COMPARING THE PERFORMANCE OF STOCK, BOND, AND MONEY MARKET INVESTMENTS

In order to balance risks and rewards, it's helpful to see how stocks, bonds, and money market investments have performed over time.

     Mutual fund performance is stated in terms of total return. The total return of a mutual fund or any other investment consists of the combination of capital appreciation (or loss) and investment income.

     Capital appreciation (or loss) is a change in the market value. Income is made up of dividends earned on stocks, and interest paid on bonds or money market investments. In general, stocks have the highest total return, because over long periods of time they have achieved the greatest capital appreciation.

     Bonds have provided the greatest income or interest, but because their prices are more stable they have less potential than stocks for capital appreciation. Therefore, they have a lower total return potential over time than stocks.

     Of course, past returns are no guarantee of future results. But historical data tells a story which surprises many investors.

     As the chart on the following page shows, for the forty-year period between January 1955 and December 1994, stocks have averaged annual returns of 10.7%, while long-term bonds have averaged 5.6%, intermediate-term bonds have averaged 6.6%, and money market instruments have averaged 5.6%. During this same period, inflation averaged 4.4%. Therefore, bonds and money market investments actually delivered very little growth in excess of inflation.

     Stocks, on the other hand, averaged more than double the rate of inflation. What about the price fluctuations? Well, it's true that stocks do fluctuate--and probably always will. But as the accompanying chart shows, stocks have consistently rewarded long-term investors.

     Since money market funds are managed to have a constant $1 share price, their total return consists only of the interest earned on their investments.

GROWTH OF $1,000 (HISTORICAL PERFORMANCE
OF STOCKS, BONDS AND CASH)


Dollars in Thousands


         Large      Long-Term                                 Intermediate-Term
Year     Stock      Govt Bonds      Inflation      TBill     Govt Bonds
1955     1.32       1.02             1              0.99      0.99
1956     1.4        1.04             1.03           0.93      0.99
1957     1.25       1.07             1.06           1         1.07
1958     1.79       1.09             1.08           0.94      1.05
1959     2.01       1.12             1.1            0.92      1.05
1960     2.02       1.15             1.12           1.05      1.17
1961     2.56       1.18             1.12           1.06      1.19
1962     2.34       1.21             1.14           1.13      1.26
1963     2.87       1.25             1.16           1.14      1.28
1964     3.35       1.29             1.17           1.18      1.33
1965     3.77       1.34             1.19           1.19      1.35
1967     3.39       1.4              1.23           1.23      1.41
1968     4.2        1.46             1.27           1.12      1.42
1969     4.66       1.54             1.33           1.12      1.49
1970     4.27       1.64             1.41           1.06      1.48
1971     4.44       1.75             1.49           1.19      1.73
1972     5.07       1.82             1.54           1.35      1.88
1973     6.04       1.89             1.59           1.42      1.97
1974     5.15       2.02             1.73           1.41      2.07
1975     3.79       2.19             1.94           1.47      2.18
1976     5.19       2.31             2.08           1.6       2.35
1977     6.43       2.43             2.18           1.87      2.66
1978     5.97       2.56             2.32           1.86      2.69
1979     6.36       2.74             2.53           1.84      2.79
1980     7.53       3.02             2.87           1.82      2.9
1981     9.97       3.36             3.23           1.74      3.02
1982     9.48       3.86             3.51           1.78      3.3
1983     11.51      4.26             3.65           2.49      4.26
1984     14.1       4.64             3.79           2.51      4.58
1985     14.99      5.09             3.94           2.9       5.22
1986     19.82      5.48             4.09           3.8       6.28
1987     23.48      5.82             4.14           4.73      7.23
1988     24.7       6.14             4.32           4.6       7.44
1989     28.85      6.53             4.51           5.04      7.89
1990     37.94      7.08             4.72           5.96      8.94
1991     36.73      7.63             5              6.33      9.81
1992     47.93      8.06             5.16           7.55      11.33
1993     51.62      8.34             5.31           8.15      12.14
1994     56.78      8.58             5.45           9.64      13.51
1995     57.52      8.92             5.6            .89       12.81


THIS CHART SHOWS HOW THE MAJOR TYPES OF INVESTMENTS HAVE PERFORMED OVER THE PAST 40 YEARS. MORE STABLE MONEY MARKET INVESTMENTS HAVE PRODUCED THE LOWEST ANNUAL RETURNS, WHILE STOCKS HAVE PRODUCED THE GREATEST GROWTH EVEN THOUGH THEIR VALUE FLUCTUATES MORE.



HISTORICAL ANNUALIZED RETURN
(JANUARY 1955 -DECEMBER 1994)

Stocks                                       10.7 %
Long-Term Government Bonds                    5.6
Intermediate-Term Government Bonds            6.6
Cash                                          5.6
Inflation                                     4.4




ASSUMPTIONS FOR THE TABLE AND CHARTS SHOWN ON THIS PAGE: RETURNS BASED ON HISTORICAL PERFORMANCE, WHICH IS NO GUARANTEE OF FUTURE RESULTS. STOCK RETURNS REPRESENT TOTAL RETURN OF THE STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX (THE "S&P 500 INDEX"). FIXED INCOME, OR BONDS, IS COMPOSED OF INTERMEDIATE- AND LONG-TERM GOVERNMENT BONDS. CASH REPRESENTS 30-DAY TREASURY BILLS. SOURCE: SEI FINANCIAL SERVICES COMPANY.



RANGE OF STOCK RATES OF RETURN FOR ONE-
AND FIVE-YEAR ROLLING PERIODS
(1955-1994)

Percent

                            One-Year                   Five-Year
                            Rolling Periods            Rolling Periods
95th Percentil                  37.2                      20.0
5th Percentil                  -10.8                       1.6



MANY INDIVIDUALS ARE CONCERNED ABOUT THE RISKS ASSOCIATED WITH INVESTING IN STOCKS. MANY DO NOT REALIZE, HOWEVER, THAT DESPITE THE FLUCTUATION OF ANNUAL RETURNS, INVESTORS WHO HELD STOCKS FOR A FULL FIVE YEARS HISTORICALLY EARNED
A POSITIVE RETURN IN MORE THAN NINETY FIVE PERCENT OF THE CASES. BEST AND WORST CASE SCENARIOS PRESENTED IN THIS ILLUSTRATION REPRESENT THE FIFTH AND NINETY-FIFTH PERCENTILE OF THE HISTORICAL RETURN DISTRIBUTION. SOURCE: SEI FINANCIAL SERVICES COMPANY.

WHAT ARE INTERNATIONAL FUNDS?

International funds invest primarily in stock, bond and money market securities issued by corporations, governments and banks worldwide.

     International equity funds invest in the equity (stock) securities of companies based outside the United States. Today, international markets account for over 60% of the world's equity capitalization, as measured by the Morgan Stanley World Index in February, 1995. This indicates that many investment opportunities now exist globally. Likewise, international bond funds may invest in government and corporate debt obligations from around the world with the aim of providing income and the potential for capital appreciation. Investing in international equity (stock) and fixed income (bond ) funds provides investors with a way to participate in a diversified portfolio of many international securities of many countries.

GROWTH OF $1,000
(PERFORMANCE OF INTERNATIONAL AND DOMESTIC STOCKS)


Dollars in Thousands

Year             MSCI EAFE           S&P 500
1975             1.371               1.372
1976             1.4223              1.6985
1977             1.6986              1.5762
1978             2.2812              1.6803
1979             2.4222              1.9894
1980             3.014               2.634
1981             2.9829              2.505
1982             2.9573              3.041
1983             3.6851              3.7252
1984             3.9749              3.9599
1985             6.2296              5.235
1986             10.586              6.2035
1987             13.226              6.5291
1988             17.007              7.6225
1989             18.843              10.024
1990             14.473              9.7028
1991             16.281              12.662
1992             14.352              13.637
1993             19.08               15.001
1994             20.618              15.196




GROWTH OF $1,000 IN INTERNATIONAL AND DOMESTIC STOCKS. MSCI EAFE (THE MORGAN STANLEY CAPITAL INTERNATIONAL EUROPE AUSTRALIA AND FAR EAST INDEX) REPRESENTS THE GROWTH OF AN INVESTMENT IN INTERNATIONAL STOCKS, AND THE S&P 500 INDEX INDICATES AN INVESTMENT IN DOMESTIC STOCKS.



A COMPARISON OF FOREIGN GOV'T BOND
RETURN PERFORMANCE 1994


Total Return in U.S. Dollars

Japan              8.88%
U.K.              -1.54%
Australia          6.88%
France             4.37%
Canada            -9.86%
U.S.              -3.36%
Germany            9.98%


SOURCE: SEI FINANCIAL SERVICES COMPANY

     Although investing internationally can reward investors (see graphs above), there is an added dimension to the risks involved in investing in domestic securities. Currency fluctuations in the countries in which international stock and bond securities are issued can negatively impact the value of these securities, as well as the mutual funds in which they are held.

PART III:
DEVELOPING YOUR INVESTMENT STRATEGY

Now that you have a basic understanding of the investments available to you, let's look at how these investments can be used to help you achieve your goals.

     Everyone, whatever their income level, has financial goals. Perhaps yours include a comfortable retirement, education for your children or grandchildren, a new home, or simply the accumulation of wealth.

     Whatever your personal goals, the best way to achieve them is to take control of your financial future. And one of the best ways to do that is through a coordinated program of saving and investing.

     Saving money provides the foundation for reaching your goals, while investing builds on that foundation by using the money you save to make even more money.

     Mutual funds provide one of the most convenient and rewarding means of saving and investing.

     Mutual funds are particularly well-suited to long-term goals such as education and retirement, because they offer a convenient way to invest regularly in a diversified portfolio of securities.

     Once you've decided to use mutual funds to help reach your goals, here are some very simple steps to follow:

STEP 1:

SET WELL-DEFINED GOALS.
Whether you're investing for retirement, education, wealth accumulation, or regular income, start by determining how much you will need to satisfy your goals. When making this assessment, you may want to seek the guidance of an investment professional. Also take into account the effects of inflation, which historically has reduced purchasing power by an average of 4.4% per year.

     Short-term goals will require a greater initial investment and a more conservative investment approach. Longer-term goals will require a smaller initial investment and a more aggressive approach, including investments in stock and bond funds which are expected to yield higher returns over the long run.

     Once you determine your primary and secondary goals, you'll then need to calculate how soon you will need your money.

STEP 2:

ESTABLISH YOUR TIME HORIZON.
For each of your goals, determine how soon you will need the money you're investing. If it's a shorter-term goal, such as a new home in a few years, you'll want investments that offer fairly predictable results in a short time. If it is a longer-term goal, such as education for young children, you can plan for longer-term results. Accordingly, the type of investments you choose for retirement will depend on whether your retirement is a few years away, or a few decades.

STEP 3:

UNDERSTAND THE REAL RISKS.
Most people think of an investment as "risky" or "safe" based only on how much the value of their principal can fluctuate. But in the long run, there is more to risk than whether your principal goes up or down. It's just as important to consider the following risks:

     THE RISK OF INFLATION. To achieve any real increase in your wealth, your investment return must outstrip inflation, or you may end up actually losing purchasing power in the long run. To beat inflation, consider investing some of your money where values and return are not fixed, but grow with the economy. Experience shows that stock-based investments such as equity mutual funds offer this type of performance potential.

     THE RISK OF NOT REACHING YOUR GOAL. Another potential risk that many investors tend to overlook is the risk that an investment strategy will not enable them to reach their goal. To properly assess this risk, you first need to define your goals, and then strike a balance between the risk of principal volatility and the risk of failing to reach your goals.

     For example, statistics show that at age 70 you can expect to live another 20 years. To achieve the many years of comfortable retirement you want, you must have the discipline to set aside enough money during your working years and invest it wisely.

STEP 4:

DECIDE ON AN INVESTMENT MIX.
When you are selecting specific investments, choose those which offer the greatest potential for reaching your short-term and long-term goals, and which are within your risk tolerance.

     Many investors find that they are most comfortable with a mix of investments, including stocks, bonds, and money market funds. This approach offers the advantage of not putting all your eggs in one basket, and also allows you to enjoy the distinct advantages of each type of investment.

     If you use this approach, known as "asset allocation", the key is deciding how much to allocate to each type of investment. To make this decision easier, you can select a balanced fund, which combines stock, bond, and money market investments under the guidance of professional investment managers.

     As this chart below suggests, bonds and money markets fluctuate less in the short term, and there is less chance of experiencing a loss. History has shown, however, that the longer you stay invested, the more stocks have provided a higher return, with a decreasing potential for loss.

REDUCTION OF RISK
OVER TIME


Average Annual Return

Stocks                            43.4             -26.5
Long Term Bonds                   40.36            -9.18
Intermediate-Term Bonds           29.1             -5.14
Cash                              14.7              1.5
Inflation                         13.3              0.4

Stocks                            20.4             -2.36
Long Term Bonds                   21.62            -2.14
Intermediate-Term Bonds           16.98             0.96
Cash                              11.12             2.33
Inflation                         10.06             1.24

Stocks                            17.59             1.24
Long Term Bonds                   15.56             1.13
Intermediate-Term Bonds           13.13             2.92
Cash                              9.17              2.58
Inflation                         7.34              1.57

Stocks                            14.58             6.53
Long Term Bonds                   10.1              1.94
Intermediate-Term Bonds           9.85              3.98
Cash                              7.72              4
Inflation                         6.36              3.37
 1 Year
 5 Years
10 Years
20 Years





THE LONGER YOU HOLD ANY PARTICULAR ASSET CLASS (STOCKS, BONDS, MONEY MARKET INSTRUMENTS), THE LESS THE VARIATION IN RETURN. WHILE STOCKS HAVE FLUCTUATED IN VALUE MUCH MORE THAN OTHER INVESTMENTS, THEY HAVE ALSO DELIVERED HIGHER RETURNS OVER THE LONG RUN. IN ADDITION, THE LONGER AN INVESTOR REMAINS INVESTED IN STOCKS, THE LESS THE CHANCE THERE IS FOR A CAPITAL LOSS. THE BEST- AND WORST-CASE SCENARIOS PRESENTED IN THIS ILLUSTRATION REPRESENT THE ABSOLUTE HIGHEST AND LOWEST RETURNS FROM JANUARY 1955 TO 1994. SOURCE: BASED ON HISTORICAL DATA ON THE S&P 500 INDEX, INTERMEDIATE-AND LONG-TERM GOVERNMENT BONDS, AND 30-DAY TREASURY BILLS FOR ROLLING ONE-, FIVE-, 10-, AND 20-YEAR PERIODS BETWEEN 1955 AND 1994. PAST RESULTS DO NOT GUARANTEE FUTURE PERFORMANCE.



STEP 5:

GET STARTED.
Don't make the mistake of waiting until tomorrow. With mutual funds, you don't need a large investment to start your program. All it takes is a small amount of money, and a strong desire to reach your goals.

     For full details on how the principles of mutual fund investing can work for you, please contact your investment representative.

STEP 6:

BE DISCIPLINED.
Once you have a good strategy, stay with it. Avoid sudden changes in reaction to temporary market trends. Remember, you're interested in long-term performance.

     In mutual fund investing, particularly with equity funds, one of the surest ways to maximize the value of your investment is through a regular program of monthly contributions. By adding to your account each month, you'll be purchasing shares during both "up" markets and "down" markets. This technique, known as "dollar cost averaging", has been shown to yield optimum results over the long run.

GLOSSARY
OF KEY INVESTMENT TERMS

CAPITAL GAIN: The profit made from the sale of securities due to an increase in share value.

CURRENT YIELD: The income paid annually on mutual fund shares, expressed as a percentage of the current price per share.

DISTRIBUTION: Payment of capital gains to shareholders of a mutual fund. For tax purposes, distributions are separate from interest income or dividends.

DOLLAR COST AVERAGING: Investing a fixed dollar amount at regular intervals over a long period of time to reduce the average cost per share of a mutual fund.

INCOME DIVIDENDS: Regular payments from mutual funds to their shareholders, made up of dividends, interest, and short-term capital gains earned from the fund's portfolio of securities. May be distributed annually, bi-annually, quarterly, or monthly, with operating expenses deducted.

MATURITY: The date on which the issuer is scheduled to return the amount borrowed to the lender, or investor.

MUNICIPAL BOND: A debt obligation issued by a city, state, or municipality. Interest from these bonds is generally exempt from federal income tax.

NET ASSET VALUE: The dollar value of one share of a mutual fund. This value is generally calculated at least once each day, and is the price at which the fund will redeem its shares from investors.

PRINCIPAL, OR PAR VALUE: Also known as face value, this is the amount loaned to the issuer of a bond.

PROSPECTUS: A booklet distributed by the issuer of a security or mutual fund, in compliance with SEC regulations. A mutual fund prospectus must include the fund's investment objectives, all expenses and fees including management and sales fees, a description of shareholder services offered, and information on how to buy shares.

REDEMPTION PRICE: Also known as "bid price", this is the price at which mutual funds buy back their shares. It is usually the net asset price of the fund.

TOTAL RETURN: The combined return of capital appreciation and income (interest and dividends) that an investment earns. (See page 62).

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS                                         /X/ COREFUND

/X/
INVESTMENT
OBJECTIVES
OF THE FUNDS

The descriptions that follow are designed to help you choose the Fund that best fits your investment objectives. The objectives of each Fund are fundamental and may only be changed by the affirmative vote of a majority of the outstanding shares of such Fund. You may want to pursue more than one objective by investing in more than one of these Funds.
      As investment adviser of each Fund, CoreStates Advisers manages each Fund's portfolio of investments in a manner which it believes will best accomplish the Fund's stated objective. However, there can be no assurance that a Fund will meet its objective.

EQUITY FUNDS ___________________________________________________________________

GROWTH EQUITY FUND Growth Equity Fund's investment objective is to provide growth of capital and an increasing flow of dividends from the diversified portfolio of common stocks comprising the Fund.

VALUE EQUITY FUND Value Equity Fund's investment objective is to provide maximum total return, including capital appreciation and investment income, in excess of stock market indices such as the S&P 500 Index, as measured over a period of time.

INTERNATIONAL GROWTH FUND International Growth Fund's investment objective is to provide its shareholders with long-term capital appreciation, consistent with reasonable risk, by investing primarily in a diversified portfolio of appreciation-oriented equity securities of companies located outside the United States.

BALANCED FUND Balanced Fund's investment objective is to provide total return while preserving capital. This Fund pursues its objective by investing in a combination of common stocks and fixed income securities. Under normal conditions, Balanced Fund will invest a minimum of 25% of its assets in senior fixed income securities and between 30% and 70% of its assets in common stocks.

FIXED INCOME FUNDS _____________________________________________________________

INTERMEDIATE BOND FUND Intermediate Bond Fund's investment objective is to provide a moderate level of current income consistent with conservation of capital, by investing substantially all of its assets in a diversified portfolio of intermediate-term, fixed income obligations which will have an expected average weighted maturity of three to ten years.

GOVERNMENT INCOME FUND Government Income Fund's investment objective is to provide current income while preserving principal value and maintaining liquidity.

INTERMEDIATE MUNICIPAL BOND FUND Intermediate Municipal Bond Fund's investment objective is to seek the highest level of income exempt from federal income taxes that can be obtained, consistent with the preservation of capital, from a diversified portfolio of high quality, intermediate-term municipal securities. This Fund has a fundamental policy to invest, under normal circumstances, at least 80% of its assets in municipal securities the interest of which is exempt from federal income taxes, based on opinions from bond counsel for the issuers.

PENNSYLVANIA MUNICIPAL BOND FUND Pennsylvania Municipal Bond Fund seeks current income exempt from federal and Pennsylvania income taxation with preservation of capital by investing primarily in a non-diversified portfolio of municipal securities.

                                                     Investment Objectives ----

--------------------------------------------------------------------------------
INFORMATION ON THE FUNDS (CONTINUED)

NEW JERSEY MUNICIPAL BOND FUND New Jersey Municipal Bond Fund seeks current income exempt from federal and New Jersey income taxation with preservation of capital by investing primarily in a non-diversified portfolio of municipal securities.

GLOBAL BOND FUND Global Bond Fund's investment objective is to provide capital appreciation and current income through investment primarily in fixed income securities of United States and foreign issuers denominated in United States dollars and in other currencies.

MONEY MARKET FUNDS _____________________________________________________________

CASH RESERVE Cash Reserve's investment objective is to provide as high a level of current income as is consistent with liquidity and relative stability of principal.

TREASURY RESERVE Treasury Reserve's investment objective is to provide current interest income, liquidity and safety of principal.

TAX-FREE RESERVE Tax-Free Reserve's investment objective is to provide as high a level of current interest income that is exempt from federal income taxes as is consistent with liquidity and relative stability of principal. This Fund intends, under normal market conditions, to invest at least 80% of its assets in tax-free securities.

/X/
INVESTMENT
POLICIES

The policies which the Funds follow to achieve their investment objectives are described below. These are non-fundamental policies which may be changed without a shareholder vote.
      Descriptions of the securities in which the Funds invest are contained below in 'Types of Securities in Which the Funds Invest.'

EQUITY FUNDS ___________________________________________________________________

The CoreFund Equity Funds cover a range of investment styles. CoreStates Advisers, specialists in the management of growth portfolios, manages the Growth Equity and Balanced Funds. CoreStates Advisers has selected Cashman, Farrell and Associates and Martin Currie, Inc. to manage the Value Equity and International Growth Funds, respectively. These firms are specialists in their respective investment styles.

GROWTH EQUITY FUND Growth Equity Fund strives to provide a return in excess of stock market indices such as the S&P Barra Growth Index and the S&P 500 Index. Growth Equity Fund pursues its investment objective by investing primarily in common stocks, preferred stocks, convertible securities, and other equity securities of companies which CoreStates Advisers believes to show the potential for growth of earnings over time. Stock selection is guided by a bottom-up approach that places heavy emphasis on fundamental research to uncover companies with proven earnings growth records, high reinvestment rates, high returns on equity, and strong balance sheets showing low debt to total capital. The adviser makes qualitative judgments on such elements as the company's competitive position, the quality of its management and the potential for future growth.
      This Fund intends, under normal market conditions, to hold at least 75% of its total assets in the equity securities described above. Over the long term, continued earnings


 26   Investment Policies

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

growth tends to lead to both higher dividends and capital appreciation.

VALUE EQUITY FUND Value Equity Fund pursues its investment objective by investing primarily in a diversified portfolio of selected common stocks or other equity securities which CoreStates Advisers and Cashman, Farrell and Associates, the sub-adviser, believe to be undervalued in the marketplace at the time of purchase. Value Equity Fund intends, under normal circumstances, to hold at least 75% of its total assets in such equity securities.
      A security may be considered to be undervalued for many reasons, including investor apathy, market decline within an industry group, difficult industry conditions, and other factors which may result in current buying opportunities at attractive prices relative to the long-term prospects of the security under consideration. The advisers believe that purchasing securities undervalued due to temporary factors may provide an investment return superior to that obtained when premium prices are paid for securities currently in favor.
      In general, Value Equity Fund's advisers select undervalued, income-producing equity securities characterized as having high dividend yields and low price-earnings ratios relative to the stock market, as measured by the S&P 500 Index. Current income, although considered, is not a primary factor in the selection of securities. All of the securities selected are traded on registered exchanges or in the 'over-the-counter' market.
      To select individual equity securities, the advisers employ an investment process that serves to identify undervalued securities and employs sufficient fundamental analysis to substantiate an improved long-term outlook. It involves, to start, ranking the equity universe according to price-earnings ratios. The lowest 40% of equities believed by the advisers to be the most undervalued are identified. A performance screen is applied to look for those which have experienced a substantial price decline, either in absolute terms or relative to the S&P 500 Index. Those companies are further subjected to a fundamental analysis to uncover candidates with strong balance sheets, an improving earnings outlook, or the potential for an expansion of the valuation multiples such as price-earnings ratios.
      The advisers purchase equity securities which look attractive fundamentally. This fundamental analysis serves to indicate which of the companies under consideration possess better long-term prospects than the valuation of their securities indicates. The advisers, however, restrict the position of each security to less than 5% of the cost of the Fund's total portfolio.
      The Fund's advisers maintain an equally strict sell discipline to eliminate any security when its valuation has increased, or the prospects of its issuer or the stock price deteriorate. A security is generally sold if its valuation is determined to rank in the top 40% of the equity universe. A security is also sold if it suffers a steep decline from its acquisition price or the issuer exhibits deteriorating fundamentals.

INTERNATIONAL GROWTH FUND International Growth Fund pursues its investment objective by investing in foreign equity

                                                        Investment Policies ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)

securities which offer favorable prospects for capital return. This Fund seeks to diversify its assets by investing in appreciation-oriented equity securities of companies located outside the United States, which may include, but not be limited to, Australia, Canada, France, Hong Kong, Japan, Mexico, Singapore, Sweden, Switzerland, Germany, the Netherlands, and the United Kingdom. In general, 'appreciation-oriented' securities are equity securities of companies that CoreStates Advisers and Martin Currie, Inc., the sub-adviser, believe have the greatest potential for long-term growth, and which exhibit operating characteristics that may enable such companies to compete successfully in their marketplace.
      International Growth Fund offers increased diversification through investment in foreign markets. This Fund's advisers believe that both the selection of individual securities and the allocation of International Growth Fund's assets across foreign markets are important in managing an international equity fund. Most foreign equity securities are purchased in over-the-counter markets or on stock exchanges located in the countries in which the respective principal offices of the issuers of the various securities are located. Under normal market conditions, International Growth Fund will invest an aggregate of at least 65% of its total assets in the equity securities of at least three different countries.
      In determining the distribution of International Growth Fund's investments among various countries and geographic regions, the advisers consider many factors, such as: prospects for relative economic growth between countries; government policies affecting business conditions; outlook for local currency; and the range of available, attractive investment opportunities. For the selection of securities, the advisers' criteria includes: earnings growth; return on capital; quality of management; cash flow; and strength of balance sheet.
      While foreign stocks are the primary securities utilized to achieve International Growth Fund's objective, the advisers may also invest in other types of foreign equity securities, consistent with the objective and policies described herein.
      The net asset value of this Fund will fluctuate, and investments are expected to yield little, if any, current income.

BALANCED FUND In managing Balanced Fund, CoreStates Advisers uses a balanced portfolio philosophy which combines separate equity, fixed income, and asset allocation strategies. This produces a portfolio of stocks of companies exhibiting growth in revenues and earnings and strong balance sheet characteristics. All of the common stocks in which Balanced Fund invests are traded on registered exchanges or in the 'over-the-counter' market.
      The fixed income strategy values bonds using historical yield differentials. U.S. Government securities and corporate bonds are used exclusively to implement Balanced Fund's fixed income strategy. The asset allocation strategy shifts the stock-fixed income-money market instrument mix based on the investment adviser's judgment of the relative attractiveness of these markets and securities given its view of economic conditions, the level of interest rates, and the outlook for corporate profits. The strategy uses present and historical economic and market data to reach these conclusions.
      Balanced Fund seeks strong total return in all market conditions, with a special emphasis on minimizing interim declines during falling equity markets. Long-term


 28   Investment Policies

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

growth is pursued through equity holdings, and current income through fixed income securities and common stock dividends.
      The strategy focuses on controlling downside risk, both through holdings in relatively high-dividend-yielding stocks and convertible securities, and through diversification between stocks and bonds.
      To employ this strategy, the Fund's adviser uses present and historical economic and market data.
      This Fund will, under normal conditions, invest between 30% and 70% of total assets in common stocks, depending on the investment adviser's assessment of market conditions. When CoreStates Advisers believes that equity markets are overvalued, the common stock exposure will be at the low end of this range. CoreStates Advisers expects that equity exposure will average 60% over time. Balanced Fund may also invest in U.S. dollar denominated securities of foreign issuers (including American Depositary Receipts that are traded on registered exchanges or listed on NASDAQ).

FIXED INCOME FUNDS _____________________________________________________________

CoreFund Fixed Income Funds employ an investment process that attempts to manage large swings in interest rates within the maturity parameters of each Fund to reduce an investor's risk of principal. Significant effort is put forth to identify value along the yield curve, taking into account the economic outlook, fiscal and monetary policies, and inflation trend. Developments that can significantly impact the supply and demand of securities within the various sectors of the bond market are also carefully considered. By identifying these opportunities, and acting upon them in a timely manner, the Funds' advisers seek to enhance overall value.

INTERMEDIATE BOND FUND This Fund pursues its investment objective by investing primarily in corporate debt securities such as bonds and commercial paper, as well as securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. The Fund intends, under normal market conditions, to invest at least 65% of its total assets in bonds and 35% or less in other fixed income securities.
      Intermediate Bond Fund maintains a maximum average maturity of no more than five years, pursuant to a non-fundamental investment policy which can be changed without shareholder approval. By maintaining an average maturity of not more than five years, CoreStates Advisers expects the Fund's net asset value to be relatively stable while providing higher income than money market funds.
      Should a security held by this Fund be downgraded below the minimum required ratings, CoreStates Advisers will reassess the creditworthiness of the security and will consider such an event in determining whether the Fund should continue to hold the security in question. Securities that are unrated at the time of purchase may only be purchased by the Fund if they are determined by CoreStates Advisers to be of comparable quality to securities meeting the rating criteria set forth in 'Types of Securities in Which the Funds Invest.' See the 'Appendix' to the Statement of Additional Information for a description of applicable ratings.

GOVERNMENT INCOME FUND Government Income Fund invests exclusively in obligations issued or guaranteed as to

                                                        Investment Policies ----

--------------------------------------------------------------------------------
 INFORMATION ON THE FUNDS (CONTINUED)

principal and interest by the agencies and instrumentalities of the U.S. Government and repurchase agreements involving any of such obligations. Although there are no restrictions on maturity, Government Income Fund generally strives to maintain an average maturity of about seven years. This Fund intends to invest at least 65% of its total assets in instruments issued or guaranteed as to principal and interest by the agencies and instrumentalities of the U.S. Government and mortgage-backed securities.

INTERMEDIATE MUNICIPAL BOND FUND Intermediate Municipal Bond Fund invests substantially all of its assets in a diversified portfolio consisting of short-term obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their political subdivisions, agencies, instrumentalities and authorities, the interest on which, in the opinion of counsel to the issuer, is exempt from federal income tax. The municipal securities in which this Fund invests are described in 'Types of Securities in Which the Funds Invest.'
      Although CoreStates Advisers has no present intention of doing so, up to 20% of all assets in this Fund can be invested in taxable debt securities for defensive purposes or when sufficient tax-exempt securities considered appropriate by CoreStates Advisers are not available for purchase.
      Intermediate Municipal Bond Fund will maintain an average weighted maturity of three to ten years. However, when the investment adviser determines that market conditions so warrant, the Fund can maintain an average weighted maturity of less than three years. CoreStates Advisers may, at times, elect to adjust the average maturity upwards, between seven and ten years, in order to pick up incremental yield, while avoiding the risks associated with long-term bonds.

PENNSYLVANIA MUNICIPAL BOND FUND At least 80% of this Fund's assets will be invested in municipal securities, the interest on which is exempt from federal income tax. Under normal circumstances, at least 65% of the Fund's assets will be invested in municipal securities, the interest on which is exempt from Pennsylvania personal income tax ('Pennsylvania Municipal Securities').
      This Fund will primarily purchase (i) municipal bonds rated in one of the three highest rating categories; (ii) municipal notes rated in one of the two highest rating categories; (iii) commercial paper rated in one of the two highest short-term categories; or (iv) any of the foregoing determined by CoreStates Advisers to be of comparable quality at the time of investment. However, CoreStates Advisers has discretion to invest up to 20% of the Fund's assets in municipal bonds rated BBB by Standard & Poor's Corporation ('S&P') or Baa by Moody's Investors Service, Inc. ('Moody's'). See 'Description of Ratings.'
      Pennsylvania Municipal Bond Fund will invest more than 25% of its net assets in municipal securities whose issuers are located in Pennsylvania. This Fund may also invest up to 20% of its assets in Taxable Obligations. Taxable Obligations may include obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, certificates of deposit and demand and time deposits of domestic banks and savings and loan associations, bankers' acceptances issued by domestic banks, commercial paper issued by U.S. corporations (including variable amount master demand notes) meeting the Fund's quality standards, and securities subject to Federal Alternative Minimum Tax.


 30   Investment Policies

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

      Pennsylvania Municipal Bond Fund may also hold a portion of its assets in cash. Under normal market conditions, such holdings will not exceed 1% of the Fund's will not be invested so as to meet such Fund's investment objective. There are no restrictions on the average maturity of Pennsylvania Municipal Bond Fund or the maturity of a single instrument.
      Pennsylvania Municipal Bond Fund is a non-diversified investment portfolio which means that more than 5% of its assets may be invested in each of one or more issuers. Since a relatively high percentage of assets of the Fund may be invested in the obligations of a limited number of issuers, the value of the shares of the Fund may be more susceptible to any single economic, political or regulatory occurrence than the shares of a diversified investment portfolio would be. The Fund intends to satisfy the diversification requirements necessary to comply with Subchapter M of the Internal Revenue Code of 1986, as amended (the 'Code'). In part, Subchapter M requires that, at the close of each quarter of the taxable year, those issues which represent more than 5% of the Fund's assets be limited in aggregate to 50% of the Fund and that no one issue exceed 25% of the Fund's total assets.

NEW JERSEY MUNICIPAL BOND FUND At least 80% of this Fund's assets will be invested in municipal securities, the interest on which is exempt from federal income tax. Under normal circumstances, at least 65% of the Fund's assets will be invested in municipal securities, the interest on which is exempt from New Jersey personal income tax ('New Jersey Municipal Securities').

      This Fund will primarily purchase (i) municipal bonds rated in one of the three highest rating categories; (ii) municipal notes rated in one of the two highest rating categories; (iii) commercial paper rated in one of the two highest short-term categories; or (iv) any of the foregoing determined by CoreStates Advisers to be of comparable quality at the time of investment. However, CoreStates Advisers has discretion to invest up to 20% of the Fund's assets in municipal bonds rated BBB or better by S&P or Baa or better by Moody's. See 'Description of Ratings.'
      New Jersey Municipal Bond Fund will invest more than 25% of its net assets in municipal securities whose issuers are located in New Jersey. This Fund may also invest up to 20% of its assets in Taxable Obligations, as described above.
      New Jersey Municipal Bond Fund may also hold a portion of its assets in cash. Under normal market conditions, such holdings will not exceed 1% of the Fund's net assets. To the extent that the Fund's assets are invested in cash, they will not be invested so as to meet such Fund's investment objective. There are no restrictions on the average maturity of New Jersey Municipal Bond Fund or the maturity of a single instrument.
      New Jersey Municipal Bond Fund is a non-diversified investment portfolio, as described above. The Fund intends to satisfy the diversification requirements necessary to comply with Subchapter M of the Code.

GLOBAL BOND FUND Global Bond Fund will invest, under normal circumstances, at least 65% of its total assets in high quality fixed income securities or debt obligations of foreign or domestic government entities,


                                                        Investment Policies ----

--------------------------------------------------------------------------------
 INFORMATION ON THE FUNDS (CONTINUED)

corporations or supranational agencies. The Fund will invest in at least three supranational agencies or countries. Supranational agencies will include, but not be limited to, the International Bank of Reconstruction and Development, the InterAmerican Development Bank, and the Asian Development Bank. Countries will include, but not be limited to, Austria, Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, Luxembourg, The Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland, the United Kingdom and the United States. Although this Fund will concentrate its investments in the developed countries listed above, it may invest up to 5% of its assets in similar securities or debt obligations that are denominated in the currencies of developing countries and that are of comparable quality to such securities and debt obligations at the time of purchase as determined by CoreStates Advisers and the sub-adviser, Alpha Global Fixed Income Managers, Inc.
      This Fund will strive to take maximum advantage of financial and economic developments and currency fluctuations. All of its investments will be in quality securities denominated in various currencies, including the European Currency Unit, and will be rated in one of the highest four rating categories by a nationally recognized statistical rating agency or of comparable quality at the time of purchase as determined by the advisers.
      There are no restrictions on the average maturity of Global Bond Fund or the maturity of any single instrument. Maturities may vary widely depending on the advisers' assessment of interest rate trends and other economic and market factors. In the event a security owned by Global Bond Fund is downgraded below rating categories discussed above, the advisers will review the situation and take appropriate action with regard to the security.

MONEY MARKET FUNDS _____________________________________________________________

Investments by money market funds such as Cash Reserve, Treasury Reserve and Tax-Free Reserve are subject to limitations imposed under regulations adopted by the Securities and Exchange Commission (the 'SEC'). These regulations generally require money market funds to acquire only U.S. dollar denominated obligations maturing in 397 days or less, although securities subject to repurchase agreements, securities with optional and mandatory tender provisions, variable rate demand obligations and certain other securities may bear longer maturities. Money market funds also must maintain a dollar-weighted average portfolio maturity of 90 days or less.
      In addition, money market funds may acquire only obligations that represent minimal credit risks and that are 'eligible securities' which means they are (i) rated, at the time of investment, by at least two nationally recognized statistical rating organizations (one if it is the only organization rating such obligation) in the highest short-term rating category or, if unrated, determined to be of comparable quality (a 'first tier security'), or
(ii) rated according to the foregoing criteria in the second highest short-term rating category, or, if unrated, determined to be of comparable quality (a 'second tier security'). A security is not considered to be unrated if its issuer has outstanding obligations of comparable priority and security that have a short-term rating. CoreStates Advisers will determine that an obligation presents minimal credit risks or that unrated instruments are of comparable quality in accordance with guidelines established by


 32   Investment Policies

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

CoreFunds' Board of Directors. The Directors must also approve or ratify the acquisition of unrated securities or securities rated by only one rating organization. Investments in second tier securities are subject to the further constraints that (i) no more that 5% of a Fund's assets may be invested in such securities in the aggregate, and (ii) any investment in such securities of one issuer is limited to the greater of 1% of the Fund's total assets or $1 million. In addition, a Fund may only invest up to 25% of its total assets in the first tier securities of a single issuer for three business days.

CASH RESERVE Cash Reserve intends to achieve its investment objective by investing in a diversified portfolio of money market instruments of the highest quality, including a broad range of U.S. dollar-denominated government, bank, and commercial paper obligations. By investing only in high quality money market instruments with remaining maturities of 13 months or less, Cash Reserve strives to capture the highest yield possible within safety, compliance, and liquidity parameters.

TREASURY RESERVE Treasury Reserve intends to achieve its investment objective by investing in direct obligations of the U.S. Treasury, such as bills, bonds, and notes and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system, known as Separately Traded Registered Investment and Principal Securities ('STRIPS'), and in repurchase agreements relating to direct U.S. Treasury obligations.

TAX-FREE RESERVE Tax-Free Reserve invests substantially all of its assets in a diversified portfolio consisting of short-term obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their political subdivisions, agencies, instrumentalities and authorities, the interest on which, in the opinion of counsel to the issuer, is exempt from federal income tax. The municipal securities in which this Fund invests are described in 'Types of Securities in Which the Funds Invest.' In managing Tax-Free Reserve, the investment adviser uses a strategy that aims to take advantage of key seasonal supply and demand factors that govern short-term rates.
      Although CoreStates Advisers has no present intention of doing so, up to 20% of all assets in this Fund can be invested in taxable debt securities for defensive purposes or when sufficient tax-exempt securities considered appropriate by CoreStates Advisers are not available for purchase.

OTHER INVESTMENT PRACTICES OF THE FUNDS ________________________________________

In addition to the investments described above, the Funds may engage in a number of additional investment practices, as discussed below:

REPURCHASE AGREEMENTS--All Funds
Under certain circumstances, the Funds may enter into repurchase agreements with respect to portfolio securities. Under the terms of a repurchase agreement, a Fund purchases securities ('collateral') from financial institutions such as banks and broker-dealers ('seller') which are deemed to be creditworthy under guidelines approved by the Fund's management, subject to the seller's agreement to


                                                        Investment Policies ----

--------------------------------------------------------------------------------
 INFORMATION ON THE FUNDS (CONTINUED)

repurchase them at a mutually agreed-upon date and price. The repurchase price generally equals the price paid by the Fund plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the underlying portfolio securities). The seller under a repurchase agreement is required to maintain the value of the collateral held pursuant to the agreement at not less than 100% of the repurchase price, and securities subject to repurchase agreements are held by CoreFunds' custodian in the Federal Reserve book-entry system. Default by the seller could, however, expose a Fund to loss in the event of adverse market action or delay in connection with the disposition of the underlying securities. Repurchase agreements are considered to be loans by a Fund under the Investment Company Act of 1940 (the 'Investment Company Act').

REVERSE REPURCHASE AGREEMENTS--
All Funds
Each of the Funds may borrow funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, a Fund would sell portfolio securities to financial institutions such as banks and broker-dealers, and agree to repurchase them at a mutually agreed-upon date and price. A Fund enters into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time the Fund enters into a reverse repurchase agreement, it places in a segregated custodial account liquid assets such as U.S. Government securities or other liquid high-grade debt securities having a value equal to the repurchase price (including accrued interest), and will subsequently monitor the account to ensure that such equivalent value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the price at which it is obligated to repurchase the securities. Reverse repurchase agreements are considered to be borrowings by a Fund under the Investment Company Act.

OTHER INVESTMENT COMPANIES--All Funds
The Funds may invest in the securities of other investment companies. Such shares will be purchased by the Funds within the limits prescribed by the Investment Company Act. Such investments will be limited to amounts not in excess of 5% of a Fund's total assets at the time of purchase.

PUT TRANSACTIONS-- Intermediate Municipal Bond Fund, Intermediate Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund, Global Bond Fund, Tax-Free Reserve
These Funds may purchase securities subject to a put. A 'put' feature permits a Fund to sell a security at a fixed price prior to maturity. The underlying municipal securities subject to a put may be sold at any time at the market rates. However, unless the put was an integral part of the security as originally issued, it may not be marketable or assignable; therefore, the put would only have value to the Fund. In certain cases a premium may be paid for put features. A premium paid will have the effect of reducing the yield otherwise receivable on the underlying security. The purpose of engaging in transactions involving puts is to maintain flexibility and liquidity to permit these Funds to meet redemption requests and remain as fully invested as possible in municipal securities. These Funds will limit their put transactions to institutions which their advisers believe present minimal credit risk.


 34   Investment Policies

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

      There is no limit to the percentage of portfolio securities that each Fund may purchase subject to a put, but the amount paid directly or indirectly for puts which are not integral parts of the security as originally issued held in such Fund will not exceed 1/2 of 1% of the value of the total assets of the Fund calculated immediately after any such put is acquired.

WHEN-ISSUED SECURITIES--Intermediate Municipal Bond Fund, Intermediate Bond Fund, Government Income Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund, Global Bond Fund, Tax-Free Reserve
These Funds may purchase securities on a 'when-issued' basis. When-issued securities are subject to settlement on a future date. The interest rate realized on these securities is fixed as of the purchase date and no interest accrues to the Fund before settlement. These securities are subject to market fluctuation due to changes in market interest rates and will have the effect of leveraging a Fund's assets. Each Fund will establish one or more segregated accounts with the custodian and will maintain liquid assets in such accounts in an amount at least equal to the value of its commitments to purchase when-issued securities.

MUNICIPAL LEASE OBLIGATIONS--
Intermediate Municipal Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund, Tax-Free Reserve
Municipal lease obligations are issued by a state or local government or authority to acquire land and a wide variety of equipment and facilities. These obligations typically are not fully backed by the municipality's credit, and their interest may become taxable if the lease is assigned. If funds are not appropriated for the following year's lease payments, the lease may terminate, with the possibility of default on the lease obligation and significant loss to a Fund. Certificates of participation in municipal lease obligations or installment sales contracts entitle the holder to a proportionate interest in the lease-purchase payments made.

FORWARD CURRENCY CONTRACTS--
International Growth Fund, Global Bond Fund
International Growth Fund and Global Bond Fund may enter into forward foreign currency exchange contracts in order to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of investment securities. These Funds will not enter into such contracts for speculative purposes.
      A forward foreign currency exchange contract is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. In addition, International Growth Fund and Global Bond Fund may be required to segregate certain assets when entering into such contracts, in order to complete the settlement transactions in the future. The contracts may be bought or sold in amounts up to 100% of exposure to protect a Fund to a limited extent against adverse changes in exchange rates between foreign currencies and the U.S. dollar. Such contracts, which protect the value of a Fund's investment securities against a decline in the value of currency, do not eliminate fluctuations in the underlying prices of the securities. They simply

                                                        Investment Policies ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)

establish an exchange rate at a future date. Also, although such contracts tend to minimize the risk of loss due to a decline in the value of a hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of such foreign currency increase.

FUTURES CONTRACTS OR OPTIONS TRANSACTIONS--International Growth Fund, Global Bond Fund
International Growth Fund and Global Bond Fund may purchase futures contracts and may purchase, sell, and write options on securities (including puts and calls) to a limited extent. Specifically, each Fund may purchase futures contracts provided that not more than 5% of its total assets are acquired as a futures contract; in addition, each Fund may purchase futures contracts or enter into options transactions only to the extent that obligations under such contracts or transactions represent not more than 20% of its total assets. International Growth Fund and Global Bond Fund do not intend to use options on futures contracts.
      Futures contracts or options transactions may be used for several reasons: to maintain cash reserves while remaining fully invested; to facilitate trading; to reduce transactions costs; or to seek higher investment returns when a futures contract is priced more attractively than the underlying equity security or index. International Growth Fund and Global Bond Fund may not use futures contracts or options transactions to leverage their net assets, or for speculative purposes.
      For example, in order to remain fully invested in stocks while maintaining liquidity to meet potential shareholder redemptions, International Growth Fund and Global Bond Fund may invest a portion of their assets in futures contracts or options transactions. Because futures contracts only require a small marginal deposit, these Funds would then be able to maintain a cash reserve for potential redemptions, while at the same time remaining fully exposed to markets. Also, because transaction costs of futures and options may be lower than the costs of investing in securities directly, it is expected that the use of futures contracts and options transactions may reduce the total transaction costs of International Growth Fund and Global Bond Fund.
      The primary risks associated with the use of futures and options are (i) imperfect correlation between the changes in market value of the securities held by a Fund and the prices of futures and options, and (ii) possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures position prior to its maturity date. The risk of imperfect correlation will be minimized by investing only in those contracts whose behavior is expected to resemble that of the underlying securities of International Growth Fund and Global Bond Fund. The risk that the Funds will be unable to close out a futures position will be minimized by entering into such transactions on a national exchange with an active and liquid secondary market. In addition, although these Funds will not use futures contracts for speculative purposes, there is the risk that the advisers of these Funds could be incorrect in their assessment of the direction of stock prices.

ILLIQUID SECURITIES--International Growth Fund, Global Bond Fund
International Growth Fund and Global Bond Fund may invest up to 10% and 15%, respectively, of their assets in illiquid securities. Under the supervision of CoreFunds' Board of Directors, each Fund's advisers determine the liquidity of the Fund's

 36   Investment Policies

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

investments. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiations and legal expenses, and it may be difficult or impossible for a Fund to sell them promptly at an acceptable price.

LENDING OF SECURITIES--International Growth Fund, Global Bond Fund International Growth Fund and Global Bond Fund may lend their portfolio securities to qualified brokers, dealers, banks, and other financial institutions for the purpose of realizing additional net investment income through the receipt of interest on the loan. Each Fund may lend portfolio securities with a value of up to 50% of its total assets. Such loans may be terminated at any time. International Growth Fund and Global Bond Fund will receive cash, government or government agency securities as collateral in an amount equal to at least 100% of the current market value of the loaned securities plus accrued interest. Cash collateral received by the Funds will be invested in short-term debt securities.
      These Funds will retain most rights of beneficial ownership including dividends, interest or other distributions on the loaned securities. Voting rights pass with the lending. The Funds will call loans to vote proxies if a material issue affecting the investment is to be voted upon. Loans will be made only to borrowers deemed by CoreStates Advisers to be of good standing.
      Such loans would involve risk of delay in receiving additional collateral in the event the value of the collateral decreased below the value of the securities loaned, or risk of delay in recovering the securities loaned or even loss of rights in the collateral should the borrower of the securities fail financially.

SWAPS--Global Bond Fund
Global Bond Fund may enter into interest rate swaps, currency swaps and other types of swap agreements such as caps, collars and floors as a way of managing its exposure to different types of investments. In a typical interest rate swap, one party agrees to make regular payments equal to a floating interest rate times a 'notional principal amount,' in return for payments equal to a fixed rate times the same amount, for a specific period of time. If a swap agreement provides for payment in different currencies, the parties might agree to exchange the notional principal amount as well. Swaps may also depend on other prices or rates, such as the value of an index or mortgage prepayment rates. In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the other party. For example, the buyer of an interest rate cap obtains the right to receive payments to the extent that a specific interest rate exceeds an agreed-upon level, while the seller of an interest rate floor is obligated to make payments to the extent that a specified interest rate falls below an agreed-upon level. An interest rate collar combines elements of buying a cap and selling a floor.
      Swap agreements will tend to shift the Global Bond Fund's investment exposure from one type of investment to another. For example, if this Fund agrees to exchange payments in U.S. dollars for receipts in foreign currency, the swap agreement would tend to increase the Fund's exposure to foreign currency and interest rates. Caps

                                                        Investment Policies ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)

and floors have an effect similar to buying or writing options. Depending on how they are used, swap agreements may increase or decrease the overall volatility of Global Bond Fund's investments and its share price and yield.
      Swap agreements are sophisticated hedging instruments that typically involve a small investment of cash relative to the magnitude of risks assumed. As a result, swaps can be highly volatile and have a considerable impact on a Fund's performance. Swap agreements are subject to risks related to the counterparty's ability to perform, and may decline in value if the counterparty's creditworthiness deteriorates. A Fund may also suffer losses if it is unable to terminate outstanding swap agreements or reduce their exposure through offsetting transactions. Any obligation a Fund may have under these types of arrangements will be covered by setting aside high quality liquid securities in a segregated account. Global Bond Fund will enter into swaps only with counterparties deemed creditworthy by its advisers.

/X/
TYPES OF
SECURITIES IN
WHICH THE
FUNDS INVEST

The various types of securities in which the Funds invest are described below. EQUITY FUNDS ___________________________________________________________________

GROWTH EQUITY FUND
VALUE EQUITY FUND
INTERNATIONAL GROWTH FUND
The types of equity securities in which these Funds invest generally include common stocks, preferred stocks and convertible securities.

BALANCED FUND In addition to equity securities, Balanced Fund may invest in fixed income securities. The fixed income securities in which this Fund will invest consist of bonds, debentures, notes and similar obligations or instruments which constitute a security and evidence indebtedness, including U.S. Government obligations, mortgage-backed securities and bank obligations (as described below). Balanced Fund may also invest in corporate bonds which are rated, at time of purchase, A or higher by S&P or Moody's.

TAXABLE FIXED INCOME FUNDS _____________________________________________________

INTERMEDIATE BOND FUND The various types of securities which may be purchased by Intermediate Bond Fund include the following:

U.S. Government Obligations--
      1. U.S. Treasury Securities-includes bills, notes, bonds, and other debt securities issued by the U.S. Treasury. These are direct obligations of the U.S. Government and are supported by the full faith and credit of the United States. They differ mainly in interest rates, maturities, and dates of issue.
      2. U.S. Government Agency Securities-issued or guaranteed by U.S. Government-sponsored instrumentalities and federal agencies. These include obligations supported by the right of the issuer to borrow from the Treasury, such as those of the Export-Import Bank of the United States; obligations supported by the discretionary authority of the U.S. Treasury to purchase the agency's obligations, such as those of the Federal National Mortgage Association ('FNMA'); and obligations supported only by the credit of the agency or instrumentality, such as those of the Student Loan Marketing Association ('SLMA').

 38   Types of Securities

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

However, no assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law.

Bank Obligations--
      1. Certificates of Deposit--negotiable certificates representing a commercial bank's obligation to repay funds deposited with it, earning specified rates of interest over given periods.
      2. Bankers' Acceptances--negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are 'accepted' by a bank; meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument upon maturity.
      Each of Intermediate Bond Fund and Intermediate Municipal Bond Fund, as well as Balanced Fund, will limit its purchases of bank obligations to those of domestic branches of U.S. banks having total assets at the time of purchase of $1 billion or more as shown on their last published financial statements at the time of investment.

Mortgage-Backed Securities--
These securities may be issued or guaranteed by U.S. Government agencies such as the Government National Mortgage Association ('GNMA'), FNMA, or the Federal Home Loan Mortgage Corporation ('FHLMC'). GNMA mortgage-backed certificates are mortgage-backed securities of the modified pass-through type, which means that both interest and principal payments (including prepayments) are passed through monthly to the holder of the certificate. The National Housing Act provides that the full faith and credit of the United States is pledged to the timely payment of principal and interest by GNMA of amounts due on these GNMA certificates. Each GNMA certificate evidences an interest in a specific pool of mortgage loans insured by the Federal Housing Administration or the Farmers Home Administration or guaranteed by the Veterans Administration. FNMA, a federally chartered and stockholder-owned corporation, issues pass-through certificates which are guaranteed as to principal and interest by FNMA. FHLMC, a corporate instrumentality of the United States, issues participation certificates which represent an interest in mortgages held in FHLMC's portfolio. FHLMC guarantees the timely payment of interest and the ultimate collection of principal. Securities issued or guaranteed by FNMA and FHLMC are not backed by the full faith and credit of the United States. There can be no assurance that the United States Government would provide financial support to FNMA or FHLMC if necessary in the future.
      Mortgage-backed securities also include collateralized mortgage obligations ('CMOs') or real estate mortgage investment conduits ('REMICs'), a type of CMO. CMOs or REMICS are mortgage pass-throughs issued in multiple classes. In a CMO, a series of bonds or certificates are usually issued in multiple classes. Each class of CMOs is issued with a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the underlying mortgage assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates, resulting in a loss of all or part of any premium paid. Interest typically is paid or accrues on all classes of the CMOs on a monthly, quarterly or semiannual basis.

                                                        Types of Securities ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)

      The principal of and interest on the underlying mortgage assets may be allocated among the several classes of a series of a CMO in a variety of ways. In a common structure, payments of principal, including any principal payments, on the underlying mortgage assets are applied to the classes of the series of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class of CMOs until all other classes having an earlier stated maturity or final distribution date have been paid in full.

Asset-backed Securities--
Asset-backed securities consist of securities secured by company receivables, truck and auto loans, leases and credit card receivables. These issues are normally traded over-the-counter and typically have a short-intermediate maturity structure depending on the paydown characteristics of the underlying financial assets which are passed through to the security holder.

Corporate Securities--
Corporate securities include corporate bonds, convertible and non-convertible debt securities, and preferred stocks, as well as commercial paper. Corporate securities in which Intermediate Bond Fund invests must satisfy certain minimum ratings at the time of purchase by Moody's or S&P. Corporate bonds must be rated A or better by S&P or Moody's.

GOVERNMENT INCOME FUND Government Income Fund may invest in U.S. Government obligations, mortgage-backed securities and asset-backed securities, as defined above.

GLOBAL BOND FUND Global Bond Fund may invest in fixed income or debt obligations issued or guaranteed by the U.S. Government or a foreign government, or by one of its agencies, authorities, instrumentalities or political subdivisions; fixed income or debt obligations issued or guaranteed by supranational entities; and corporate securities and bank obligations, as described above.

TAXABLE MONEY MARKET FUNDS _____________________________________________________

CASH RESERVE The various types of securities invested in by Cash Reserve include U.S. Government obligations, bank obligations, and asset-backed securities, as described above.
      With respect to U.S. Government obligations, in addition to bills, notes and bonds issued by U.S. Government agencies, Cash Reserve may invest in STRIPS as defined above in 'Investment Policies-Treasury Reserve.' STRIPS may be sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is amortized over the life of the security, and such amortization will constitute the income earned on the security for both accounting and tax purposes. See also 'Taxes.'
      With respect to bank obligations, in addition to certificates of deposit and bankers' acceptances, Cash Reserve may invest in foreign securities and time deposits. Time deposits are non-negotiable deposits in a banking institution earning a specified interest rate over a given period of time. Such deposits cannot be withdrawn before the date specified at the time of deposit.
      With respect to asset-backed securities, Cash Reserve may invest only in asset-backed securities having final maturity dates of 13 months or less.
      Cash Reserve may also invest in the following types of securities:


 40   Types of Securities

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

Commercial Paper--
Commercial paper are short-term promissory notes issued by corporations, including variable amount master demand notes, having short-term ratings at the time of purchase of 'Prime-1' by Moody's and/or 'A-1' or better by S&P.
      Variable amount master demand notes in which Cash Reserve may invest are unsecured demand notes that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate according to the terms of the instrument. The rate of interest on such notes is generally based upon the interest rates for commercial paper issued by the master demand note issuer. The rate will be adjusted automatically at periodic intervals which normally will not exceed 31 days but may extend longer. Because master demand notes are direct lending arrangements between such Fund and the issuer, they are not normally traded. Although there is no secondary market in the notes, the Fund may demand payment of principal and accrued interest at any time. While the notes are not typically rated by credit rating agencies, issuers of variable amount master demand notes (which are normally manufacturing, retail, financial, and other business concerns) must satisfy the same criteria as set forth above for issuers of commercial paper. CoreStates Advisers will consider the earning power, cash flow, and other liquidity ratios of the issuers of such notes and will continuously monitor their financial status to meet payment on demand.

Receipts--
Receipts are interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury obligations into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include 'Treasury Receipts' ('TR'S'), 'Treasury Investment Growth Receipts' ('TIGR'S'), and 'Certificates of Accrual on Treasury Securities' ('CATS').

TREASURY RESERVE Treasury Reserve may invest in U.S. Treasury obligations, such as bills, notes and bonds, and in separately traded interest and principal component parts of such obligations, such as STRIPS. Treasury Reserve may also invest in repurchase agreements fully collateralized by U.S. Treasury obligations.

TAX-FREE FIXED INCOME AND MONEY MARKET FUNDS ___________________________________

INTERMEDIATE MUNICIPAL BOND FUND
PENNSYLVANIA MUNICIPAL BOND FUND
NEW JERSEY MUNICIPAL BOND FUND
TAX-FREE RESERVE These Funds will invest in municipal securities. The two principal classifications of municipal securities which may be held by these Funds are 'general obligation' securities and 'revenue' securities. These are discussed below, along with other municipal securities in which these Funds may invest.

1. General Obligation Securities
'General obligation' securities are secured by the issuer's pledge of its full faith, credit, and taxing power for the payment of principal and interest.

                                                        Types of Securities ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)

2. Revenue Securities
'Revenue' securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or another specific revenue source such as the user of the facility being financed. Industrial development and pollution control bonds held by these Funds are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of such revenue bonds is usually directly related to the credit standing of the corporate user of the facility involved.

3. Moral Obligation Bonds
The portfolios of these Funds may also include 'moral obligation' bonds, which are normally issued by special-purpose public authorities. If the issuer of moral obligation bonds is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

4. Variable Rate Demand Obligations
Municipal securities purchased by these Funds may include 'variable rate demand obligations,' which are tax-exempt obligations upon which interest is payable at a floating or variable rate. While there may be no active secondary market with respect to a particular variable rate demand obligation purchased by such Funds, they normally may demand payment of the principal of and accrued interest on the obligation upon not more than seven days' notice and may resell the obligation at any time to a third party. The absence of any active secondary market, however, could make it difficult for such Funds to dispose of a variable rate demand obligation if the issuer defaulted on its payment obligation, and they could, for this or other reasons, suffer a loss to the extent of the default.

5. When-Issued Securities
These Funds may purchase municipal securities on a 'when-issued' basis, as described in 'Other Investment Practices of the Funds.' Each Fund expects that commitments to purchase when-issued securities will not exceed 25% of the value of its total assets, absent unusual market conditions, and does not intend to purchase when-issued securities for speculative purposes, but only in furtherance of its investment objective. Because each Fund will set aside cash or liquid assets to satisfy its purchase commitments in the manner described, its liquidity and ability to manage its portfolio might be affected in the event its commitments to purchase when-issued securities should ever exceed 25% of the value of its total assets.

PENNSYLVANIA MUNICIPAL SECURITIES
In managing the portfolios of Intermediate Municipal Bond Fund and Tax-Free Reserve, CoreStates Advisers intends to invest, when possible, such Funds' assets in Pennsylvania Municipal Securities, provided the investment is consistent with the Funds' investment objectives and policies and their status as diversified investment companies. Because of the relatively limited number of Pennsylvania municipal issuers and the restricted supply of outstanding municipal securities issued by them that meet the Funds' investment criteria, CoreStates Advisers cannot predict precisely what percentage of each Fund's portfolio will be invested in such issuers.
      Except as stated above with respect to Pennsylvania Municipal Securities, CoreStates Advisers does not intend on a regular basis to

 42   Types of Securities

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

invest more than 25% of either Intermediate Municipal Bond Fund's or Tax-Free Reserve's total assets in (i) municipal securities whose issuers are in the same state, (ii) municipal securities, the interest on which is paid solely from revenues of similar projects, and (iii) industrial development bonds, although it may do so from time to time. To the extent such Funds' assets are so concentrated, they would be subject to the peculiar risks presented by the laws and economic conditions relating to such states, projects, and bonds to a greater extent than it would be if its assets were not so concentrated.

AMT OBLIGATIONS
While Intermediate Municipal Bond Fund and Tax-Free Reserve are permitted to purchase 'private activity bonds' that are subject to the Alternative Minimum Tax (the 'AMT') imposed by Section 55 of the Code, these Funds do not currently hold or anticipate purchasing such bonds. If they did so, however, a portion of the dividends received would be subject to the AMT. The purchase of such bonds by these Funds could have a material effect on the AMT liability of their investors, and hence these Funds do not intend to invest any portion of their assets in such bonds.
      Corporate shareholders, however, should note that all exempt-interest dividends are includable in the computation of 'adjusted current earnings' for AMT purposes, regardless of when the bonds from which they are derived were issued or whether they are derived from 'private activity bonds.' Accordingly, corporate shareholders should consult their tax advisers regarding the impact that holding shares of these Funds would have on their own AMT liability.

TEMPORARY INVESTMENTS __________________________________________________________

On occasion, a Fund may be unable to achieve its investment objective due to market conditions. Under such circumstances, a Fund is permitted to make certain temporary investments which deviate from the investment policies described above. Such investments may be used to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions, or to take a temporary defensive position against potential or serious stock market declines. The temporary investments the Funds are permitted to make under such circumstances are described below.

GROWTH EQUITY FUND
VALUE EQUITY FUND
INTERNATIONAL GROWTH FUND
Although these Funds normally seek to remain fully invested in equity securities, they may invest all or a portion of their assets temporarily in certain short-term and fixed income vehicles, in accordance with the investment restrictions described herein. Money market instruments, such as commercial paper, and fixed income securities, such as bonds, must be assigned, or determined by the advisers to be equal to, certain minimum ratings in each category by either Moody's or S&P at the time of purchase by a Fund. Temporary investments may include the following:
      Money Market Instruments
      U.S. Government Obligations
      Fixed Income Securities
      Repurchase Agreements

BALANCED FUND Although Balanced Fund normally seeks to remain fully invested in a combination of equity, fixed income, and money market securities, when CoreStates

                                                    Investment Restrictions ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)

Advisers determines that market conditions warrant, it may invest up to 100% of its assets in money market instruments, including securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, repurchase agreements, certificates of deposit and bankers' acceptances issued by banks or savings and loan associations having net assets of at least $500 million as of the end of their most recent fiscal year, and commercial paper rated, at time of purchase, in the top two categories by a national rating agency or determined to be of comparable quality by the investment adviser at time of purchase, and other long- and short-term debt instruments which are rated A or higher at time of purchase, and may hold a portion of its assets in cash reserves.

PENNSYLVANIA MUNICIPAL BOND FUND
NEW JERSEY MUNICIPAL BOND FUND
Each of the Funds may increase its investment in Taxable Obligations to over 20% of its total assets if suitable taxexempt obligations are unavailable or for temporary defensive purposes.

GLOBAL BOND FUND For temporary defensive purposes, when the advisers determine that market conditions warrant, Global Bond Fund may invest up to 100% of its assets in U.S. dollar-denominated fixed income securities or debt obligations and the following domestic and foreign money market instruments: government obligations, certificates of deposit, bankers' acceptances, time deposits, commercial paper, short-term corporate debt issues and repurchase agreements. This Fund may hold a portion of its assets in cash for liquidity purposes.

TAX-FREE RESERVE Tax-Free Reserve may hold uninvested cash reserves which do not earn income (pending investment) during temporary defensive periods or if, in the opinion of CoreStates Advisers, suitable tax-exempt obligations are unavailable. There is no percentage limitation on the amount of assets which may be held uninvested. In addition, such Fund may invest from time to time, to the extent consistent with its investment objective, a portion of its assets on a temporary basis or for temporary defensive purposes in short-term money market instruments, the income from which is subject to federal income tax.
      Temporary investments will generally not exceed 20% of the total assets of Tax-Free Reserve except when made for temporary defensive purposes, and may include obligations of the U.S. Government or its agencies or instrumentalities; debt securities (including taxable commercial paper) of issuers having been assigned, at the time of purchase, the highest short-term rating of either Moody's or S&P; certificates of deposit or bankers' acceptances of domestic branches of U.S. banks with total assets at the time of purchase of $1 billion or more; repurchase agreements with respect to such obligations; or reverse repurchase agreements.

/X/
INVESTMENT
RESTRICTIONS

Investment policies of the Funds that are not fundamental may be changed by the Board of Directors without shareholder approval, provided such changes are deemed to be consistent with a Fund's objective and in the best interests of its shareholders. However, the investment objectives of each Fund, along with the restrictions and limitations described herein and in the Statement of Additional Information, are fundamental and may be


 44   Investment Restrictions

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

changed only by the affirmative vote of a majority of the outstanding shares of such Fund. See 'Description of Shares.'

A FUND MAY NOT:
      1. Make loans, except that each Fund may purchase or hold certain debt instruments and enter into repurchase agreements, in accordance with its policies and limitations.
      2. Borrow money or issue senior securities, except that each Fund may borrow from banks and enter into reverse repurchase agreements for temporary purposes in amounts not to exceed 10% of the value of its total assets at the time of such borrowing; or mortgage, pledge or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of its total assets at the time of such borrowing. A Fund will not purchase any securities while its borrowings (including reverse repurchase agreements) are outstanding.
      3. Invest more than 10% of its total assets in illiquid securities, including repurchase agreements maturing in more than seven days or the lending of securities which provide for settlement more than seven days after notice. This fundamental restriction does not apply to Balanced Fund, Government Income Fund, Intermediate Municipal Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund or Global Bond Fund. These Funds, as a matter of non-fundamental investment policy, may invest up to 15% of their assets in illiquid securities.
      4. Purchase securities of any one issuer (other than obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities) if, immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in such issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to such 5% limitation. With respect to the Fixed Income Funds and Cash Reserve, however, there is no limit to the percentage of assets that may be invested in U.S. Treasury bills and notes, or other obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities. With respect to Global Bond Fund, there is no limit to the percentage of assets that may be invested in securities issued by foreign governments. This restriction does not apply to Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund or Treasury Reserve.
      5. Invest 25% or more of its total assets in any one industry. For purposes of this limitation, wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents, and utilities will be divided according to their services--for example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry. This restriction does not apply to Treasury Reserve.
      With respect to Intermediate Municipal Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund and Tax-Free Reserve, this limitation does not apply to investments in tax-exempt securities issued by governments or political sub-divisions of governments.

                                                     Investment Restriction ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)

      With respect to Global Bond Fund, there is no limitation with respect to obligations issued by the U.S. Government, by foreign governments, or by supranational agencies.
      With respect to Cash Reserve, there is no limitation with respect to obligations issued or guaranteed by the U.S. Government or its instrumentalities.

EQUITY FUNDS In addition, an Equity Fund may not purchase the securities of any one issuer (other than obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities) if, as a result thereof, more than 10% of the voting securities of such issuer would be held by the Fund.

TREASURY RESERVE In addition, Treasury Reserve may not purchase securities other than direct obligations of the U.S. Treasury, such as Treasury bills and notes, none of which may be subject to repurchase agreements.

PORTFOLIO TURNOVER It is not a policy of the Funds to purchase or sell securities for trading purposes. However, the advisers manage the Funds without regard generally to restrictions on portfolio turnover, except those imposed by provisions of the federal tax laws regarding short-term trading. Generally, the Funds will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. It is expected that the Equity Funds' annual portfolio turnover rates will not exceed 100%. A 100% rate of turnover would occur, for example, if all of a portfolio's securities are replaced within a one year period. With respect to the Fixed Income Funds, the annual portfolio turnover rate may exceed 100% due to changes in portfolio duration, yield curve strategy or commitments to forward delivery mortgage-backed securities. With the exception of Global Bond Fund, however, it is expected that the annual turnover rate for the Fixed Income Funds will not exceed 250%.
      High rates of portfolio turnover necessarily result in correspondingly heavier brokerage and portfolio trading costs which are paid by a Fund. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. In addition to portfolio trading costs, higher rates of portfolio turnover may result in the realization of capital gains. As a general rule, net gains are distributed to shareholders and will be taxable at ordinary income tax rates, for federal income tax purposes, regardless of long- or short-term capital gains status. See 'Distributions' and 'Taxes' for more information on taxation. The tables set forth in 'Financial Highlights' present the Funds' historical portfolio turnover rates.

/X/
INVESTOR
CONSIDERATIONS

INVESTMENT SUITABILITY _________________________________________________________

EQUITY FUNDS
The Equity Funds are appropriate for investors seeking long-term growth. Historically, equities have provided significantly higher returns than fixed income and money market instruments, yet subject the investor to greater price fluctuation. The CoreFund Equity Funds offer a range of growth and risk characteristics, incorporating high grade domestic and international securities.

Growth Equity Fund
Value Equity Fund
These Funds are appropriate for investors who are seeking long-term income and capital


 46   Investor Considerations

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

appreciation, and who do not need to earn current income from their investments in a Fund. They are suited to those investors who are willing to hold their investments over a long horizon in anticipation of the returns that common stocks may provide. Because these Funds invest in equity securities, investors should be able to tolerate fluctuations in the principal value of their investment. Investors should be cognizant of the inherent volatility in the stock market, and the investment risks discussed below; and understand that all investments carry a risk factor.

Balanced Fund
Balanced Fund is appropriate for investors who seek to capture the interest income of bonds and the capital appreciation of stocks while reducing risk through diversification among these securities.

International Growth Fund
International Growth Fund is appropriate for investors who are seeking long-term capital appreciation, and who do not need to earn current income from their investment in a Fund. International Growth Fund is suited to those investors who are willing to hold their investment over a long horizon in anticipation of the returns that foreign stocks may provide. Because the Fund invests in foreign equity securities, investors should be able to tolerate fluctuations in the principal value of their investment. Investors should be cognizant of the unique risks of international investing, including their exposure to currency fluctuations; and understand that all investments carry a risk factor.

FIXED INCOME FUNDS
These Funds are appropriate for investors seeking an investment vehicle that offers a higher level of current income with low to moderate share price fluctuations. These Funds differ primarily by their average maturity, credit quality, and tax status.
      Intermediate Bond Fund will purchase U.S. Government and corporate securities rated A or better and is expected to have an average maturity of no more than five years.
      Government Income Fund will invest only in obligations issued or guaranteed by the U.S. Government and its agencies. There is no limit to the average maturity so it is appropriate for investors who seek a higher level of current income than that which is generally possible with money market funds, and who can tolerate moderate fluctuations in principal value.
      Intermediate Municipal Bond Fund is for investors seeking income exempt from federal income taxes, generally investors in a high income tax bracket. This Fund will only purchase securities rated A or better and is expected to have an average maturity of three to ten years.
      Pennsylvania Municipal Bond Fund is appropriate generally for investors seeking an investment vehicle that offers a higher level of current income exempt from federal income taxes and (as to Pennsylvania residents) Pennsylvania income taxes, with low to moderate share price fluctuations.
      New Jersey Municipal Bond Fund is appropriate generally for investors seeking an investment vehicle that offers a higher level of current income exempt from federal income taxes and (as to New Jersey residents) New Jersey income taxes, with low to moderate share price fluctuations.
      Global Bond Fund is suitable for long-term investors who are looking for both income and capital appreciation from a

                                                    Investor Considerations ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)

portfolio of fixed income securities denominated in U.S. and foreign currencies. Because the value of the securities will fluctuate with changes in interest rates and relative currency values, investors must be willing to invest their money over a longer time horizon in anticipation of the returns afforded by a diversified portfolio of U.S. and foreign bonds.

MONEY MARKET FUNDS
As each of these Funds is designed and managed to maintain a stable price per share of $1.00, they provide liquidity and a high degree of safety for investors who are unable to tolerate fluctuations in the principal value of their investments.
      Cash Reserve is appropriate for investors who are seeking an investment vehicle that provides current interest income at competitive rates of return.
      By investing in direct obligations of the U.S. Treasury, Treasury Reserve affords an extra margin of protection for investors for whom a high degree of safety is a primary concern. Treasury Reserve is considered to be the most secure of the Money Market Funds. This Fund is appropriate for investors who are seeking an investment vehicle that provides current interest income at competitive rates of return. Tax-Free Reserve is appropriate for conservative investors in higher-level federal income tax brackets who may benefit from an investment that offers current interest income that is at least 80% free of federal income taxes. Therefore, investors contemplating the purchase of this Fund should first consider their 'taxable equivalent yield.' This is the comparison between the tax-exempt yield from Tax-Free Reserve and the equivalent yield from a taxable investment, using a calculation that takes into account the investor's current tax bracket. Tax-Free Reserve's current taxable equivalent yield may be obtained by contacting its distributor.

INVESTMENT RISKS _______________________________________________________________

The Funds differ significantly in terms of risk. Because of the concerns listed below, a Fund should not be considered a complete investment program. Most investors should maintain diversified holdings of securities with different risk characteristics--including common stocks, bonds and different types of money market instruments. Investors may also wish to complement an investment in a Fund with other portfolios offered by CoreFunds.

EQUITY FUNDS
The Equity Funds are subject to market risk and fund risk. Market risk is the possibility that stock prices in general will decline over short or even extended periods of time. Stock markets tend to be cyclical, with periods when stock prices generally rise and periods when stock prices generally decline. Fund risk is the possibility that a Fund's performance during a specific period may not meet or exceed that of the stock market as a whole. Therefore, investors should consider their holdings in equity mutual funds to be long-term investments. In addition to the risks noted above for all equity funds, the following equity funds are also subject to additional risks as described below.

Balanced Fund
With respect to Balanced Fund, the market value of fixed income securities bears an inverse relationship to changes in market interest rates. Moreover, changes by recognized rating agencies in the ratings of any fixed income security and in the ability of an issuer to make payments of interest and principal may also affect the market value of these securities. Each of these factors will cause the net asset value of shares of Balanced Fund to fluctuate over time.


 48   Investor Considerations

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

      In addition, mortgage-backed securities are subject to prepayment of the underlying mortgages. During periods of declining interest rates, pre-payment of mortgages underlying these securities can be expected to accelerate. When the mortgage-backed securities held by a Fund are prepaid, the Fund must reinvest the proceeds in securities, the yield of which reflects prevailing interest rates, which may be lower than the yield on the prepaid securities. Thus, mortgage-backed securities may not be an effective means of locking in long-term interest rates for Balanced Fund.

International Growth Fund
In addition to market and fund risk, International Growth Fund is also subject to currency risk. Currency risk is the risk that changes in foreign exchange rates will affect, favorably or unfavorably, the value of foreign securities held by the Fund. In a period when the U.S. dollar generally rises against foreign currencies, the returns on foreign stocks for U.S. investors will usually be diminished. By contrast, in a period when the U.S. dollar generally declines, the returns on foreign stocks will usually be enhanced. In addition, investments in foreign stock markets can be as volatile, if not more volatile, than investments in U.S. markets.
      Investors should also recognize that investing in foreign companies involves certain special considerations which are not typically associated with investing in U.S. companies. Since the stocks of foreign companies are frequently denominated in foreign currencies, and since this Fund may temporarily hold uninvested reserves in bank deposits in foreign currencies, its portfolio will be affected favorably or unfavorably by changes in currency rates and in exchange control regulations, and may incur costs in connection with conversions between various currencies. The investment policies of International Growth Fund permit it to enter into forward foreign currency exchange contracts in order to hedge its holdings and commitments against changes in the level of future currency rates. Such contracts involve an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract.
      In addition, as foreign companies are not generally subject to uniform accounting, auditing, and financial reporting standards and practices comparable to those applicable to domestic companies, there may be less publicly available information about certain foreign companies than about domestic companies. Securities of some foreign companies are generally less liquid and more volatile than securities of comparable domestic companies. There is generally less government supervision and regulation of stock exchanges, brokers, and listed companies than in the U.S. In addition, with respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments which could affect U.S. investments in those countries.
      Although International Growth Fund will endeavor to achieve the most favorable execution costs in its portfolio transactions, fixed commissions on many foreign stock exchanges are generally higher than negotiated commissions on U.S. exchanges. Moreover, transactions executed on foreign exchanges may be subject to longer settlement periods than transactions executed on U.S. exchanges. In addition, it

                                                    Investor Considerations ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)

is expected that the expenses for custodial arrangements of the Fund's foreign securities will be somewhat greater than typical expenses for custodial arrangements for handling U.S. securities of equal value.
      Certain foreign governments levy withholding taxes against dividend and interest income. Although in some countries a portion of these taxes are recoverable, the non-recovered portion of foreign withholding taxes will reduce the income received from the companies comprising International Growth Fund's portfolio. However, these foreign withholding taxes are not expected to have a significant impact since this Fund's investment objective is to seek long- term capital appreciation and any income should be considered incidental.
      International Growth Fund attempts to reduce international investment risks by diversifying among as many foreign economies and currencies as possible. This includes investments in both developed and selected emerging markets. In addition, the International Growth Fund offers its shareholders the ability to diversify their equity investments to reduce the risk of having such investments affected solely by political and economic events in one country.

FIXED INCOME FUNDS
Securities held by the Fixed Income Funds may be subject to several types of investment risk, including market risk, credit risk, and call risk. With respect to these Funds, market risk (or interest rate risk) is the potential for a decline in the price of fixed income securities due to rising interest rates. Market risk will be greater for longer term securities than for shorter term securities. Credit risk is the possibility that a bond issuer will be unable to make timely payments of either principal or interest. Call risk (or income risk) relates to corporate bonds during periods of falling interest rates, and involves the possibility that securities with high interest rates will be prepaid (or 'called') by the issuer prior to maturity. Such an event would require a Fund to invest the resulting proceeds elsewhere, at generally lower interest rates, which would cause fluctuations in the Fund's net income.
      Intermediate Bond Fund may also be exposed to event risk, the possibility that corporate fixed income securities held by it may suffer a substantial decline in credit quality and market value due to a corporate restructuring. Corporate restructurings (mergers, leveraged buyouts, takeovers or similar events) are often financed by a significant expansion of corporate debt. As a result, the credit quality and market value of a firm's existing debt securities may decline significantly. While event risk may be high for certain corporate securities held by this Fund, event risk for the Fund in the aggregate should be low because of the Fund's diversified holdings.
      Government Income Fund may acquire mortgage-backed securities and thus may be subject to the risks associated with these securities, which are described above.
      The concentration of investments in Pennsylvania Municipal Securities by the Pennsylvania Municipal Bond Fund raises special investment considerations. In particular, changes in the economic condition and governmental policies of the Commonwealth of Pennsylvania and its municipalities could adversely affect the value of the Fund and the portfolio securities held by it. Rising medical assistance costs, a slow rate of economic recovery, increased costs of union contracts, rising unemployment and the potential negative impact of pending litigation may place increased pressures on the tax


 50   Investor Considerations

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

resources of the Commonwealth and its municipalities. See 'Special Risk Factors-- Pennsylvania Municipal Securities' in the Statement of Additional Information for further discussion of the risks associated with Pennsylvania Municipal Securities.
      The concentration of investments in New Jersey Municipal Securities by the New Jersey Municipal Bond Fund raises special investment considerations that are discussed under the caption 'Special Risk Factors-- New Jersey Municipal Securities' in the Statement of Additional Information. In particular, changes in economic conditions and governmental policies of the State of New Jersey and its municipalities could adversely affect the value of the Fund and the portfolio securities held by it.
      Global Bond Fund is also subject to currency risk and other risks associated with investing in the securities of foreign companies, as described above with respect to International Growth Fund.

MONEY MARKET FUNDS
Securities held by Cash Reserve and Treasury Reserve may be subject, on a limited basis, to credit risk. The credit risk of an investment portfolio is a function of its underlying securities, and in general, securities of somewhat lower credit quality provide correspondingly higher yields.
      Securities held by Tax-Free Reserve may be subject, on a limited basis, to several types of investment risk, including market risk (or interest rate risk), credit risk and call risk (or income risk).

/X/
DISTRIBUTIONS

Shareholders of each Fund are entitled to dividends and distributions arising from the net investment income and capital gains, if any, earned on investments held by such Fund. Series B Shares of the Money Market Funds begin earning dividends on the business day on which the purchase order for the shares is executed and continue to earn dividends through, and including, the day before the redemption order for such shares is executed. Series B shares of the Fixed Income Funds begin earning dividends on the business day following the day on which the purchase order for the shares is executed and continue to earn dividends through, and including, the day on which the redemption order for such shares is executed.
      Dividends are paid in the form of additional Series B Shares of a Fund unless a shareholder selects one of the following options on the Account Application Form: Cash Dividend Option--to receive dividends in cash and capital gains distributions in additional shares of the Fund at net asset value; All Cash Option-- to receive both dividends and capital gains distributions in cash. In the absence of either of these selections on the Account Application Form, each purchase of shares is made upon the condition and understanding that the Fund's agent is automatically appointed to receive the dividends and distributions upon all shares in the shareholder's account and to reinvest them in full and fractional shares of the Fund at the net asset value in effect at the close of business on the reinvestment date. Dividends and distributions are automatically paid in cash (along with any redemption proceeds) not later than seven business days after a shareholder closes an account with the Fund.

                                                              Distributions ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)

      The dividends from Series A Shares are normally higher than those of Series B Shares because of the distribution and incremental transfer agent expenses charged to Series B Shares.
      The Funds maintain different dividend and capital gain distributions policies. These are:

EQUITY FUNDS
Growth Equity Fund
Value Equity Fund
Balanced Fund
Dividends from the net investment income of each of these Funds are declared and paid to shareholders on a quarterly basis. Distributions of any capital gains will be made at least annually.

International Growth Fund
The net investment income of this Fund is periodically declared and paid as a dividend. Distributions of any capital gains will be made at least annually.

FIXED INCOME FUNDS
MONEY MARKET FUNDS
The net investment income of each of these Funds except Global Bond Fund is declared daily as a dividend to its shareholders and paid monthly. Global Bond Fund will distribute its net investment income in the form of quarterly dividends. Capital gains distributions, if any, will be made by the Fixed Income Funds and Money Market Funds at least annually.
      If any capital gains are realized from the sale of underlying securities, the Funds normally distribute such gains with the last dividend for the calendar year.
      In all Funds except the Money Market Funds, undistributed net investment income is included in the Fund's net assets for the purpose of calculating net asset value per share. Therefore, on the 'ex-dividend' date, the net asset value per share excludes the dividend (i.e., is reduced by the per share amount of the dividend). Dividends paid shortly after the purchase of shares by an investor, although in effect a return of capital, are taxable as ordinary income.

/X/
TAXES

The following is only a brief summary of some of the important tax considerations generally affecting the Funds and their shareholders. No attempt has been made to present a detailed explanation of the federal, state or local income tax treatment of the Funds or their shareholders, and this discussion is not intended as a substitute for careful tax planning. Potential investors in the Funds are urged to consult their tax advisers with specific reference to their own tax situations.
      The following summary is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action.

ALL FUNDS

Each Fund is treated as a separate entity for federal income tax purposes and is not combined with any of CoreFunds' other portfolios. Each Fund intends to qualify for the favorable tax treatment afforded a 'regulated investment company' under the Code. This requires, among other things, that a Fund distribute to its shareholders at least 90% of its net investment income. Provided a Fund meets this 90% distribution and certain other requirements, it will be relieved of federal income tax on that part of its net investment income and any net capital gains (the excess of net long-term capital gain over net short-term capital loss) distributed to shareholders.


 52   Taxes

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

      Whether paid in cash or in additional shares, dividends attributable to a Fund's net investment income (including ordinary income and net short-term capital gains), including any dividends attributable to taxable net investment income of Tax-Free Reserve or Intermediate Municipal Bond Fund, will be taxable to shareholders as ordinary income. Capital gains distributions of all Funds will be taxable as long-term capital gain, regardless of how long a shareholder has held shares.
      Dividends declared by a Fund in October, November, or December of any year and payable to shareholders of record on a date in such a month will be deemed to have been paid by the Fund and received by the shareholders on December 31 of that year, if paid by the Fund during the following January.

INTERNATIONAL GROWTH FUND
GLOBAL BOND FUND
International Growth Fund and Global Bond Fund will receive dividends and interest paid by foreign issuers which are frequently subject to withholding taxes by foreign governments. Provided that more than 50% of the value of the total assets of either International Growth Fund or Global Bond Fund at the close of any taxable year consists of equity or debt securities of foreign corporations, such Fund may elect (for U.S. federal income tax purposes) to treat each shareholder as having additional income equal to a proportionate amount of such foreign taxes paid by the Fund and as having directly paid such foreign taxes. In addition, if a Fund makes such an election, shareholders will be treated as having directly earned a portion of the Fund's gross income from foreign sources. The Fund will make such an election only if it deems it to be in the best interests of its shareholders and will notify shareholders accordingly.

TAX-FREE RESERVE
INTERMEDIATE MUNICIPAL BOND FUND
PENNSYLVANIA MUNICIPAL BOND FUND
NEW JERSEY MUNICIPAL BOND FUND
Each of these Funds expects to qualify to pay exempt-interest dividends to its shareholders by satisfying the Code's requirement that at the close of each quarter of its taxable year, at least 50% of the value of its total assets consists of obligations the interest on which is exempt from regular federal income tax. Tax-exempt interest dividends may generally be treated by such Fund's shareholders as items of income excludible from their gross income under the Code unless, under the circumstances applicable to the particular shareholder, exclusion would be disallowed. Exempt-interest dividends may also have certain collateral federal income tax consequences, including Alternative Minimum Tax consequences. Current federal tax law limits the types and volume of bonds qualifying for the federal income tax exemption of interest, which may have an effect on the ability of these Funds to purchase sufficient amounts of tax-exempt securities to satisfy the Code's requirements for the payment of 'exempt-interest' dividends.
      Interest on indebtedness incurred or continued by a shareholder in order to purchase or carry shares of these Funds is not deductible for federal income tax purposes. Furthermore, these Funds may not be an appropriate investment for persons (including corporations and other business entities) who are 'substantial users' (or persons related to 'substantial users') of facilities financed by industrial development

                                                                      Taxes ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)

or private activity bonds. Such persons should consult their tax advisers before purchasing shares. A 'substantial user' is defined generally to include 'certain persons' who regularly use in their trade or business a part of a facility financed from the proceeds of such bonds.
      Except as noted below, tax-exempt interest dividends and other distributions paid by these Funds may be taxable to investors as dividend income under state or local law even though a substantial portion of such distributions may be derived from interest on tax-exempt obligations which, if received directly, would be exempt from such income taxes.

CASH RESERVE
TREASURY RESERVE
TAX-FREE RESERVE
With respect to investments in STRIPS and Receipts which are sold at original issue discount and thus do not make periodic cash interest payments, a Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because each Fund distributes all of its net investment income to its shareholders, a Fund may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the investment adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

PENNSYLVANIA TAX CONSIDERATIONS
For purposes of the Pennsylvania Personal Income Tax and the Philadelphia School District Investment Net Income Tax, distributions which are attributable to interest received by the Pennsylvania Municipal Bond Fund from its investments in Pennsylvania Municipal Securities or in direct obligations of the United States, its territories and certain of its agencies and instrumentalities ('Federal Securities'), including obligations issued by U.S. possessions, are not taxable. Distributions by the Fund to a Pennsylvania resident that are attributable to most other sources may be subject to the Pennsylvania Personal Income Tax and (for residents of Philadelphia) to the Philadelphia School District Investment Net Income Tax.
      Shares of the Pennsylvania Municipal Bond Fund are exempt from Pennsylvania county personal property taxes and (as to residents of Pittsburgh) from personal property taxes imposed by the City of Pittsburgh and the School District of Pittsburgh to the extent that the Fund's portfolio consists of Pennsylvania Municipal Securities and Federal Securities, including obligations issued by U.S. possessions.
      To the extent that gain on the disposition of a share represents gain realized on Pennsylvania Municipal Securities held by the Pennsylvania Municipal Bond Fund, such gain may be subject to the Pennsylvania Personal Income Tax and the School District Tax, except that gain realized with respect to a share held for more than six months is not subject to the School District Tax.

NEW JERSEY TAX CONSIDERATIONS
Investors of the New Jersey Municipal Bond Fund will not be subject to the New Jersey Gross Income Tax on distributions from the Fund attributable to interest income from (and net gain, if any, from the disposition of) New Jersey Municipal Securities or Federal Securities held by the Fund, either when received by the Fund or when credited or distributed to the investors, provided that the Fund meets the requirements for a qualified investment fund


 54   Taxes

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

by: (i) maintaining its registration as a registered investment company; (ii) investing at least 80% of the aggregate principal amount of the Fund's investments, excluding cash and cash items, in New Jersey Municipal Securities or Federal Securities; and (iii) investing 100% of its assets in interest-bearing obligations, discount obligations, and cash, including receivables.
      For New Jersey Gross Income Tax purposes, net income or gains and distributions derived from investments in other than New Jersey Municipal Securities and Federal Securities, and distributions from net realized capital gains in respect of such investments, will be taxable.
      Gain on the disposition of shares of this Fund is not subject to New Jersey Gross Income Tax, provided that the Fund meets the requirements for a qualified investment fund set forth above.

BACK-UP WITHHOLDING
Generally, the Funds are required to withhold 31% of ordinary income dividends, capital gains distributions, and redemptions paid to shareholders who have not complied with IRS taxpayer identification regulations and in certain other circumstances. Shareholders who are not otherwise subject to back-up withholding may avoid this withholding requirement by certifying on the Account Application Form their proper Social Security or Taxpayer Identification Number and certifying that they are not subject to back-up withholding.

IN GENERAL
The sale or redemption of shares of a mutual fund is a taxable event to the selling or redeeming shareholder. Gains or losses (if any) may also be realized from an ordinary redemption of shares, as described herein, or on a telephone exchange among the CoreFunds portfolios.
      In the opinion of counsel, shares of the Funds are exempt from current Pennsylvania Personal Property Taxes.
      Shareholders will be advised at least annually as to the federal income tax status of distributions made during the year. See the Statement of Additional Information for further information regarding taxes.

/X/
VALUATION OF SHARES

NET ASSET VALUE ________________________________________________________________

EQUITY FUNDS
FIXED INCOME FUNDS
The shares of these Funds will fluctuate in value as a result of changes in the value of their portfolio investments. Shares in the Funds will realize capital gains or losses as portfolio investments are sold above or below costs, respectively.
      The net asset value per share of these Funds for purposes of pricing purchase and redemption orders is normally determined as of 4:00 p.m. (Eastern time) (the 'Valuation Time') on each business day of the Funds. A 'business day' of a Fund is a day on which the New York Stock Exchange is open for trading, and any other day (other than a day on which no shares of the Fund are tendered for redemption and no order to purchase any shares is received) during which there is a sufficient degree of trading in securities or instruments held by the Fund such that the Fund's net asset value per share might be materially affected. Net asset value per share

                                                        Valuation of Shares ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)

is calculated by dividing the value of all of the Fund's portfolio securities and other assets, less liabilities, by the number of outstanding shares of the Fund at the time of the valuation. The result (adjusted to the nearest cent) is the net asset value per share.

MONEY MARKET FUNDS The net asset value per share of each of these Funds for purposes of pricing purchase and redemption orders is normally determined as of 12:00 noon (Eastern time) on each business day of the Funds. These Funds are managed to maintain a stable price per share of $1.00.

PORTFOLIO PRICING ______________________________________________________________

Portfolio securities which are traded both over-the-counter and on a national securities exchange are valued according to the broadest and most representative market. When securities exchange valuations are used, the valuation will be the latest sale price on such exchange on such business day or, if there is no such reported sale, the current bid price. Other assets and securities for which no quotations are readily available will be valued in a manner determined in good faith by the Board of Directors to reflect their fair market value.

INTERNATIONAL GROWTH FUND
GLOBAL BOND FUND
Securities listed on a foreign exchange are valued at the most recent closing price available before the time when assets are valued. All prices of listed securities are taken from the exchange where the security is primarily traded. Securities regularly traded in the over-the-counter market for which market quotations are readily available will be valued at the current bid price. Securities may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the fair market value of such securities. Other assets and securities for which no quotations are readily available will be valued in a manner determined in good faith by the Board of Directors to reflect their fair market value.
      In addition, all assets and liabilities initially expressed in foreign currencies will be translated into U.S. dollars at the bid price of such currencies against U.S. dollars last quoted by a major bank or by a broker. If such quotations are not available as of the close of the Exchange, the rate of exchange will be determined in accordance with the policies established in good faith by the Board of Directors.

FIXED INCOME FUNDS Portfolio securities which are traded both over-the-counter and on a national securities exchange are valued according to the broadest and most representative market, and it is expected that for bonds, and other fixed income securities, this would ordinarily be the over-the-counter market. Valuation of such securities is the currently quoted bid price on each business day. When securities exchange valuations are used, the valuation will be the latest sale price on such exchange on such business day or, if there is no such reported sale, the current bid price. Short-term investments (if any) are stated at cost, which approximates market value. Other assets and securities for which no quotations are readily available will be valued in a manner determined in good faith by the Board of Directors to reflect their fair market value.
      Bonds and other fixed income securities may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the fair market value of such securities. The prices provided by a pricing service take into account a variety of factors in determining fair market value.


 56   Valuation of Shares

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

      Even though the market prices of intermediate-term, fixed income securities tend to be relatively stable, the prices of such securities vary inversely with changes in interest rates and are therefore subject to market price fluctuations. The longer maturity a bond has, the greater the potential for fluctuations in prices.

MONEY MARKET FUNDS The assets in the Money Market Funds are valued based upon the amortized cost method, based on rules promulgated under the Investment Company Act. Under this method of valuation, the value of a Fund's shares normally will not change in response to fluctuating interest rates. In connection with its use of this valuation method, however, each Fund monitors the deviation between the amortized cost value of its assets and their market value (which can be expected to vary inversely with changes in prevailing interest rates). Although each Fund seeks, through its use of amortized cost valuation, to maintain its net asset value per share at $1.00, there can be no assurance that the net asset value will not vary.

/X/
MANAGEMENT

The business and affairs of each Fund are managed under the direction of CoreFunds' Board of Directors.

INVESTMENT ADVISER,
SUB-ADVISERS ___________________________________________________________________

CoreStates Advisers has overall responsibility for portfolio management for each of the Funds. CoreStates Advisers is a wholly-owned subsidiary of CoreStates Bank, itself a wholly-owned subsidiary of CoreStates Financial Corp ('CoreStates Corp'). CoreStates Corp, based in Philadelphia, Pennsylvania, is one of the 30 largest bank holding companies in the United States, and leads the region in investing corporate cash. CoreStates Corp currently has over $29 billion in assets and discretionary management over $22 billion in customer accounts through a variety of banking activities at over 355 domestic and foreign locations. CoreStates Corp's leading subsidiary, CoreStates Bank, currently ranks thirty-second in the management of discretionary trust assets.

      CoreStates Advisers is an adviser registered under the Investment Advisers Act of 1940. It performs most investment management and advisory functions for the trust departments of CoreStates Corp's banking subsidiaries, related investment advisory, research, trading, and fund management functions, and also provides similar services to customers unrelated to CoreStates Corp. CoreStates Advisers currently manages discretionary and nondiscretionary client security portfolios with a total aggregate market value of over $10 billion, for individuals, corporations, institutions, and municipalities. CoreStates Advisers has extensive experience in the management of money market, tax-free, fixed income, equity, and international investments. CoreStates Advisers principal offices are located at 1500 Market Street, P.O. Box 7558, Philadelphia, PA 19102.
      As investment adviser, CoreStates Advisers manages the investment portfolio of each Fund, makes decisions with respect to and places orders for all purchases and sales of a Fund's portfolio securities, and

                                                                 Management ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)

maintains certain records relating to such purchases and sales. CoreStates Advisers pays all expenses incurred by it in connection with its investment advisory activities, other than the cost of securities (including any brokerage commissions) purchased for the Funds and the cost of obtaining market quotations for portfolio securities held by the Funds.
      CoreStates Advisers has delegated some of its portfolio management functions with respect to Value Equity Fund to Cashman, Farrell and Associates ('Cashman, Farrell'), with respect to International Growth Fund to Martin Currie, Inc. ('Martin Currie') and with respect to Global Bond Fund to Alpha Global Fixed Income Managers, Inc. ('Alpha Global') pursuant to separate Sub-Advisory Agreements between CoreStates Advisers and each of Cashman, Farrell, Martin Currie and Alpha Global.
      Cashman, Farrell is a professional investment counseling firm and, along with its predecessor, Cashman, Farrell and Associates, Inc., has been in operation since 1980. Cashman, Farrell is located at 1235 W. Lakes Drive, Suite 370, Berwyn, PA 19312.
      Martin Currie, a New York corporation located in Edinburgh, Scotland, is a wholly-owned subsidiary of Martin Currie, Ltd., which is wholly-owned by its full-time working executives and is one of Scotland's largest independent investment management groups. Martin Currie was founded in order to provide foreign investment advisory services to U.S. funds seeking diversification into international markets. Although Martin Currie has had extensive experience in managing a variety of international equity investment companies, International Growth Fund is the first U.S. registered investment company for which Martin Currie has acted in an investment advisory capacity. Martin Currie is located at Saltire Court, 20 Castle Terrace, Edinburgh EH 2ES, Scotland.
      Alpha Global is a specialist manager of fixed income securities and cash for institutional investors. Based in London, England, it is a wholly-owned subsidiary of United Asset Management Corporation of Boston, Massachusetts, whose assets under management currently exceed $130 billion. Alpha Global is a member of the Investment Management Regulatory Organization, one of the regulatory bodies approved by the UK Government, and its activities are regulated accordingly. Alpha Global is located at 25/28 Old Burlington Street, London WIX 1LB, England.
      As sub-advisers to Value Equity Fund, International Growth Fund and Global Bond Fund, Cashman, Farrell, Martin Currie and Alpha Global manage the investment portfolio of their respective Fund, make decisions with respect to and place orders for the majority of the purchases and sales of such Fund's portfolio securities, and maintain certain records relating to such purchases and sales. Cashman, Farrell, Martin Currie and Alpha Global pay all expenses incurred by them in connection with their sub-advisory activities, other than the cost of securities (including any brokerage commissions) purchased for a Fund and the cost of obtaining market quotations for portfolio securities held by a Fund.

ADVISORY FEES
For the services provided and expenses assumed as investment adviser of each Fund, CoreStates Advisers is entitled to receive an annual fee from each of the Funds, computed daily and paid monthly, at the annual rate of .75% of the average daily net assets of Growth Equity Fund and Value Equity Fund, respectively; .80% of the average daily net assets of International Growth Fund;
 .70% of

 58   Management

--------------------------------------------------------------------------------
                                                                   /X/ COREFUND

the average daily net assets of Balanced Fund; .60% of the average daily net assets of Global Bond Fund; and .50% of the average daily net assets of Intermediate Bond Fund, Intermediate Municipal Bond Fund, Government Income Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund, Treasury Reserve, Cash Reserve, and Tax-Free Reserve, respectively. CoreStates Advisers may, from to time and at its discretion, voluntarily waive all or a portion of its investment advisory fees in order to assist the Funds in maintaining competitive expense ratios.
      For the services provided as Value Equity Fund's sub-adviser, Cashman, Farrell is entitled to receive a fee from CoreStates Advisers, computed daily and paid monthly, at the annual rate of .50% of such Fund's average net assets. For the services provided as International Growth Fund's sub-adviser, Martin Currie is entitled to receive a fee from CoreStates Advisers, computed daily and paid monthly, at the annual rate of .50% of such Fund's average net assets. For the services provided as Global Bond Fund's sub-adviser, Alpha Global is entitled to receive a fee from CoreStates Advisers, computed daily and paid monthly, at the annual rate of .30% of such Fund's average net assets.

FUND MANAGERS __________________________________________________________________

The following individuals are primarily responsible for managing the investment portfolios of the Funds:

GROWTH EQUITY FUND Timothy R. Stives, a Managing Director and Senior Vice President of CoreStates Advisers, manages Growth Equity Fund. Prior to joining CoreStates Advisers, Mr. Stives was Vice President of Chancellor Capital Management. Prior to joining Chancellor, he was a securities analyst and portfolio manager with CitiCorp. Mr. Stives has managed growth stock portfolios, including corporate and public pension fund portfolios, since 1988. Mr. Stives holds an M.B.A. from Rutgers University and a B.A. from Pennsylvania State University.

VALUE EQUITY FUND Douglas H. Pyle, Managing Partner of Cashman, Farrell, has managed Value Equity Fund since its inception. Mr. Pyle joined Cashman, Farrell in 1988 as a security analyst covering chemicals, papers, and intermediate materials. He became a portfolio manager in 1989 and was admitted as a general partner in 1990.

INTERNATIONAL GROWTH FUND Michael J. Gibson, Director of Client Services for Martin Currie, is the lead director of an investment team responsible for managing International Growth Fund. Mr. Gibson has 21 years experience of portfolio investment in international stock markets. A graduate of the University of Oxford, England, he spent seven years as an investment manager with British Investment Trust in Edinburgh and a further four years with The Bank of Scotland in the same capacity. He joined Martin Currie in 1983 where he worked initially in the North American Investment team and was then made responsible for the firm's investments in Continental Europe. He became Director of Client Services in 1992.

BALANCED FUND Paul Kuper, a Vice President of CoreStates Advisers, is portfolio manager of the Balanced Fund. Mr. Kuper has managed some of CoreStates Bank's

                                                                 Management ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)

largest pension, personal and charitable accounts, including the taxable equity and balanced commingled funds. He has served on the Investment Policy and Portfolio Review Committees, and was formerly director of the Investment Research Division. Prior to joining CoreStates Advisers, he was an Executive Vice President of Centre Square Investment Group and spent 14 years with First Pennsylvania Bank as a divisional vice president of the Balanced Portfolio Management Division. Mr. Kuper has an M.B.A. in Finance from Northwestern University and a B.S. in Economics from the Wharton School of Finance of the University of Pennsylvania.

INTERMEDIATE BOND FUND
GOVERNMENT INCOME FUND
William T. Lawrence, a Vice President of CoreStates Advisers, is portfolio manager for Intermediate Bond Fund and Government Income Fund. Mr. Lawrence is also involved in specialized fixed income products including the GIC and Mortgage Backed Securities. Prior to joining CoreStates Advisers, he was Vice President, Fixed Income Sales for First Boston Corp. He has an M.B.A. in Finance from the Wharton School and a B.A. in Economics and English from Bucknell University.

INTERMEDIATE MUNICIPAL BOND FUND
PENNSYLVANIA MUNICIPAL BOND FUND
NEW JERSEY MUNICIPAL BOND FUND
Joseph R. Baxter manages these Funds. Mr. Baxter, a Vice President of CoreStates Advisers, is head of the Tax-Advantaged unit at CoreStates Advisers. He is directly responsible for management of the CoreStates Pennsylvania Tax Exempt Common Trust Fund. Mr. Baxter graduated from LaSalle University with a Bachelor of Science Degree majoring in Finance and Marketing. In June 1980, he joined a stock brokerage firm, Elkins & Co., in an operations capacity and came to Philadelphia National Bank in May 1982 as an operations supervisor. In October 1984, he joined the Investment Management Division as a corporate cash manager and in 1986 assumed responsibility for the tax exempt common trust funds.

GLOBAL BOND FUND George McNeill, President and Chief Executive Officer of Alpha Global, is portfolio manager for Global Bond Fund. Together with United Asset Management Corporation of Boston, Mr. McNeill founded Alpha Global and has overall responsibility for its operations. After graduating from Edinburgh University with degrees in Political Economy and Economic History, he joined the investment department of Scottish Equitable Life Assurance Society. He then joined Wallace Brothers Bank where he spent nine years, including seven years as a Director with principal responsibility for the bank's fixed income investments. Since 1977, he has worked as Managing Director of the investment management operating company of Gillett Brothers, and for eight years as Managing Director of Reserve Asset Managers, a specialist fixed income manager. In 1989 Mr. McNeill joined Axe-Houghton, Ltd., the London subsidiary of USF&G Corporation, as Director and Chairman of the Investment Strategy Committee.

CASH RESERVE Rosemary B. Crowley, a Senior Investment Officer of CoreStates Advisers, is responsible for managing Cash Reserve. Ms. Crowley also manages the CoreStates Liquidity Fund, as well as individually managed fixed income portfolios. She is pursuing a Bachelor's Degree at the Wharton Evening School, University of Pennsylvania. Ms. Crowley joined the Philadelphia National Bank in 1980 in the Institutional Sales Department and in 1981 transferred to the Investment Management Division.


 60   Performance Information

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

TREASURY RESERVE Ronald R. Brasten, a Senior Investment Officer of CoreStates Advisers, manages Treasury Reserve. He also manages the CoreFund Fiduciary Treasury Reserve and has investment responsibility for individually managed corporate and personal accounts. After receiving his B.S. in Accounting from Drexel University, Mr. Brasten joined the Financial Division of CoreStates in 1984. In 1986, he transferred to the Asset and Liability group as an ALCO analyst. Mr. Brasten joined CoreStates Advisers in August 1989.

TAX-FREE RESERVE Folu Abiona, Senior Investment Officer, is portfolio manager of the Tax-Free Reserve portfolio. Ms. Abiona also manages the Fiduciary Tax-Free Reserve portfolio. She joined CoreStates Advisers in 1985 and became fixed income portfolio manager in 1990. Prior to that, she was a mutual fund administrator with CoreStates' Institutional Custody Division. Ms. Abiona holds an M.B.A. from Temple University and B.Sc. from the University of Ife, Nigeria.

ADMINISTRATOR __________________________________________________________________

SEI Financial Management Corporation ('SFMC' or the 'Administrator'), with principal offices at 680 East Swedesford Road, Wayne, PA 19087, acts as each Fund's administrator. For its administrative services, SFMC is entitled to receive a fee from each Fund, computed daily and paid monthly, at the annual rate of .25% of such Fund's average daily net assets. As Administrator, SFMC generally assists in the Funds' administration and operations. State Street Bank and Trust Company located at 225 Franklin Street, Boston, MA 02110, serves as each Fund's transfer agent (the 'Transfer Agent') and dividend paying agent.

DISTRIBUTOR ____________________________________________________________________

SEI Financial Services Company ('SFS' or the 'Distributor'), with principal offices at 680 East Swedesford Road, Wayne, PA 19087, serves as each Fund's distributor pursuant to a Distribution Agreement which applies to both Series A Shares and Series B Shares. Series B Shares are also subject to a separate distribution plan (the 'Distribution Plan') approved by the Board of Directors on April 13, 1992. The Distribution Plan provides that CoreFunds will pay the Distributor an annual fee, calculated on an average daily net basis and paid monthly, of up to .25% of the average daily net assets of Series B Shares of the Fund. The Distributor may use this fee as compensation for its distribution-related services or to compensate Participating Broker/Dealers and Shareholder Servicing Agents for performing distribution-related or shareholder services.
      The services provided by Participating Broker/Dealers or Shareholder Servicing Agents may include establishing and maintaining customer accounts and records; aggregating and processing purchase and redemption requests from customers and placing net purchase and redemption orders with the Distributor; automatically investing customer account cash balances; providing periodic statements to customers; arranging for bank wires; answering routine customer inquiries concerning their investments; assisting customers in changing dividend options, account designations and addresses; performing sub-accounting functions; processing dividend payments on behalf of customers; forwarding certain shareholder communications from the Funds to customers; and providing other similar services.

                                                    Performance Information ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)

      With respect to the Money Market Funds, the Distributor may, from time to time and at its own expense, provide promotional incentives, in the form of cash or other compensation, to certain financial institutions whose representatives have sold or are expected to sell significant amounts of the shares of these Funds.
      Persons selling Series B Shares will receive different compensation with respect to Series B Shares than Series A Shares.

EXPENSES The Funds' expenses are accrued daily and are deducted from total income before dividends are paid. Except as noted herein and in the Statement of Additional Information, the Funds' service contractors bear all expenses incurred in connection with the performance of their services on behalf of the Funds. Similarly, the Funds bear the expenses incurred in their operations.

GLASS-STEAGALL ACT CoreStates Corp and its banking subsidiaries are permitted to perform the services contemplated by the investment advisory agreements with the Funds and to engage in certain activities in connection with the investment of their customer accounts in Series B Shares of the Funds without violating the federal banking law commonly referred to as the Glass-Steagall Act, or other applicable banking laws or regulations. Future changes to any of these laws or regulations or administrative or judicial interpretations of such laws or regulations, however, could prevent or restrict CoreStates Corp (and its banking subsidiaries) from performing such services. If CoreStates Advisers were thereby prohibited from serving as investment adviser to the Funds, the Board of Directors would promptly seek to retain another qualified investment adviser for the Funds.
      In addition, certain state securities laws may require banks and other institutional investors purchasing shares on behalf of their customers in such states to register as dealers pursuant to state law.

/X/
PERFORMANCE
INFORMATION

TOTAL RETURN AND YIELD _________________________________________________________

From time to time, in advertisements or reports to shareholders, the performance of the Funds may be quoted and compared to that of other mutual funds with similar investment objectives and to relevant indices.
      The Funds may calculate their performance on a total return basis for various periods. The total return basis combines principal changes, income dividends, and capital gains distributions paid during the period. Principal changes are based on the difference between the beginning and closing net asset values for the period and assume reinvestment of income dividends and capital gains distributions paid during the period. The Funds may calculate their performance for periods since commencement of operations and for calendar or fiscal year periods (including multiple years). See 'Total Return' in the Statement of Additional Information.

FIXED INCOME FUNDS
MONEY MARKET FUNDS
In addition to quoting total return, the Fixed Income Funds and Money Market Funds may advertise 'yield' and 'effective yield.' Both yield figures are based on historical earnings and are not intended to indicate future performance. The 'yield' of a Fund refers to the income generated by an investment in the Fund over a 30-day period (which period will


 62   Performance Information

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

be stated in the advertisement). This income is then 'annualized.' That is, the amount of income generated by the investment during that month is assumed to be generated each month over a 12-month period and is shown as a percentage of the investment. The 'effective yield' is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The 'effective yield' will be slightly higher than the 'yield' because of the compounding effect of this assumed reinvestment. See 'Yields' in the Statement of Additional Information.
      Intermediate Municipal Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund and Tax-Free Reserve may also advertise their 'taxable equivalent yield,' which is calculated by taking into account the investor's current tax bracket. This is the yield an investor would need to earn from a taxable investment in order to realize an 'after-tax' benefit equal to the tax-free yield provided by the Fund.

IN GENERAL _____________________________________________________________________

The Funds will include performance data for both Series A Shares and Series B Shares in any advertisement or information including performance data of the Funds. Total return and performance data concerning Series B Shares will reflect the sales charge and distribution and incremental transfer agent expenses borne exclusively by Series B Shares.
      The performance of any investment will generally reflect market conditions, portfolio quality and maturity, type of investment, and operating expenses. Each Fund's performance will fluctuate and is not necessarily representative of future results. A Fund's performance would be favorably affected by any investment advisory fee waivers on the part of CoreStates Advisers. Shareholders will receive unaudited semi-annual reports describing the Funds' investment operations and annual financial statements audited by independent auditors.

EXPENSE RATIOS OF INTERNATIONAL GROWTH FUND AND GLOBAL BOND FUND Investors should understand that the expense ratios of International Growth Fund and Global Bond Fund can be expected to be higher than the expense ratios of funds that invest only in domestic securities, since the cost of maintaining the custody of foreign securities and the rate of advisory fees relating to foreign portfolios are generally higher.

/X/
DESCRIPTION
OF SHARES

CoreFunds has set up twenty Classes representing the following portfolios:
Growth Equity, Value Equity, Equity Index, International Growth, Balanced, Intermediate Bond, Government Income, Intermediate Municipal Bond, Pennsylvania Municipal Bond, New Jersey Municipal Bond, Global Bond, Cash Reserve, Treasury Reserve, Tax-Free Reserve, Fiduciary Reserve, Fiduciary Treasury Reserve, Fiduciary Tax-Free Reserve, CoreFund Elite Cash Reserve, CoreFund Elite Government Reserve and CoreFund Elite Treasury Reserve. CoreFunds offers two series of each portfolio except for Equity Index Fund, CoreFund Elite Cash Reserve, CoreFund Elite Government Reserve, CoreFund Elite Treasury Reserve, Fiduciary Reserve, Fiduciary Tax-Free Reserve, and Fiduciary Treasury Reserve. CoreFunds may in the future create one or more additional portfolios, or one or more series of shares within a portfolio. Series A Shares of the Funds, and shares of Equity Index Fund,

                                                      Description of Shares ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)

CoreFund Elite Cash Reserve, CoreFund Elite Government Reserve, CoreFund Elite Treasury Reserve, Fiduciary Reserve, Fiduciary Treasury Reserve, and Fiduciary Tax-Free Reserve, are offered in separate prospectuses.
      Series B Shares differ from Series A Shares in that Series B Shares are subject to a sales load and distribution and transfer agent expenses for certain additional shareholder services they receive. Series B Shares also have voting rights which Series A Shares do not, in connection with the Distribution Plan affecting Series B Shares. The distribution and transfer agent expenses charged Series B Shares result in Series B Shares having different dividends and performance results from Series A Shares. In addition, the minimum initial investment for Series A Shares is substantially higher than that required for Series B Shares.
      THIS PROSPECTUS AND THE STATEMENT OF ADDITIONAL INFORMATION INCORPORATED HEREIN RELATE PRIMARILY TO SERIES B SHARES OF THE FUNDS AND DESCRIBE ONLY THE INVESTMENT OBJECTIVE AND POLICIES, OPERATIONS, CONTRACTS, AND OTHER MATTERS RELATING TO SUCH SHARES. INVESTORS WISHING TO OBTAIN SIMILAR INFORMATION REGARDING OTHER COREFUNDS PORTFOLIOS MAY OBTAIN PROSPECTUSES DESCRIBING SUCH PORTFOLIOS BY CONTACTING THE DISTRIBUTOR AT 1-800-355-CORE.
      Except for differences between series of some of CoreFunds' portfolios pertaining to distribution costs, incremental transfer agency fees and any other incremental expenses identified that should be properly allocated to a series, each share in each Fund represents an equal proportionate interest in that Fund with each other share of the same Fund and is entitled to such dividends and distributions out of the income earned on the assets belonging to such Fund as are declared in the discretion of the Board of Directors.
      CoreFunds' shareholders are entitled to one vote for each full share held, and fractional votes for fractional shares held, and will vote in the aggregate and not by portfolio or series except as otherwise expressly required by law or when the Board of Directors determines that the matter to be voted upon affects only the interests of the shareholders of a particular portfolio or series. See the Statement of Additional Information under 'Description of Shares' for examples where the Investment Company Act requires voting by portfolio or series. Voting rights are not cumulative and, accordingly, the holders of more than 50% of the aggregate number of shares of all of the Funds may elect all of the directors if they choose to do so and, in such event, the holders of the remaining shares would not be able to elect any person or persons to the Board of Directors.
      As used in this Prospectus, a 'vote of a majority of the outstanding shares' of a Fund means the affirmative vote of the lesser of (a) more than 50% of the outstanding shares of a Fund, or (b) at least 67% of the shares of a Fund present at a meeting at which the holders of more than 50% of the outstanding shares of such Fund are represented in person or by proxy.

/X/
GENERAL
INFORMATION

In accordance with the Maryland General Corporation Law, CoreFunds is not required to hold annual meetings of shareholders unless the Investment Company Act requires the shareholders to elect members of the Board of Directors. However, a meeting of shareholders may be called for any purpose upon the written request of the holders of at


 64   General Information

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

least 10% of the outstanding shares of CoreFunds, or of a Fund with respect to matters affecting only such Fund.
      As used in this Prospectus, 'assets belonging to the Fund' means the consideration received by CoreFunds upon the issuance or sale of shares in a Fund, together with all income, earnings, profits and proceeds derived from the investment thereof, including any proceeds from the sale, exchange or liquidation of such investments, and any funds or CoreFunds' other portfolios. Assets belonging to a Fund are charged with the direct liabilities in respect of that Fund and with a share of the general liabilities of CoreFunds allocated in proportion to the relative asset values of each of CoreFunds' portfolios at the time the expense or liability is incurred. The management of CoreFunds makes determinations with respect to a Fund as to liabilities when they are incurred and as to assets when they are acquired. Such determinations are reviewed and approved annually by the Board of Directors and are conclusive.

/X/
DESCRIPTION
OF RATINGS

DESCRIPTION OF MUNICIPAL AND
CORPORATE BOND RATINGS _________________________________________________________

Bonds rated AAA have the highest rating S&P assigns to a debt obligation. Such a rating indicates an extremely strong capacity to pay principal and interest. Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.
      Debt rated A by S&P has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.
      Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.
      Bonds which are rated Aaa by Moody's are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as 'gilt edge.' Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues. Bonds rated Aa by Moody's are judged by Moody's to be of high quality by all standards. Together with bonds rated Aaa, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.
      Bonds which are rated A by Moody's possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

                                                     Description of Ratings ----

--------------------------------------------------------------------------------
  INFORMATION ON THE FUNDS (CONTINUED)                              /X/ COREFUND

      Bonds which are rated Baa by Moody's are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.
      Bonds rated AAA by Fitch are judged by Fitch to be strictly high grade, broadly marketable, suitable for investment by trustees and fiduciary institutions liable to only slight market fluctuation other than through changes in the money rate. The prime feature of an AAA bond is a showing of earnings several times or many times interest requirements, with such stability of applicable earnings that safety is beyond reasonable question whatever changes occur in conditions. Bonds rated AA by Fitch are judged by Fitch to be of safety virtually beyond question and are readily salable, whose merits are not unlike those of the AAA class, but whose margin of safety is less strikingly broad. The issue may be the obligation of a small company, strongly secured but influenced as to rating by the lesser financial power of the enterprise and more local type market.
      Bonds rated Duff-1 are judged by Duff to be of the highest credit quality with negligible risk factors, only slightly more than U.S. Treasury debt. Bonds rated Duff-2, 3 and 4 are judged by Duff to be of high credit quality with strong protection factors. Risk is modest but may vary slightly from time to time because of economic conditions.
      Obligations rated AAA by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated AA by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

DESCRIPTION OF MUNICIPAL NOTE RATINGS __________________________________________

Moody's highest rating for state and municipal and other short-term notes is MIG-1 and VMIG-1. Short-term municipal securities rated MIG-1 or VMIG-1 are of the best quality. They have strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing or both. Short-term municipal securities rated MIG-2 or VMIG-2 are of high quality. Margins of protection are ample although not so large as in the preceding group.
      An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in 3 years or less will likely receive a note rating. Notes maturing beyond 3 years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment.

/ / Amortization schedule (the larger the final maturity relative to other maturities, the more likely it will be treated as a note).

/ / Source of Payment (the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note).

S&P NOTE RATING SYMBOLS ARE AS FOLLOWS:
      SP-1 Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.
       SP-2 Satisfactory capacity to pay principal and interest.


 66   Description of Ratings

--------------------------------------------------------------------------------
  SHAREHOLDER SERVICES GUIDE                                        /X/ COREFUND

OPENING AN ACCOUNT AND    To open a new account, either by mail or by wire, simply complete and return an Account
PURCHASING SHARES         Application Form. Your purchase must be equal to or greater than the $500 minimum initial investment requirement for a Fund. There is no minimum initial investment requirement for
                          Automatic Investment Plans. Shares of the Funds are only offered to residents of states in which the shares are eligible for purchase. If you need assistance with the Account Application Form or have any questions about the Funds, please call 1-800-355-CORE.
                          -------------------------------------------------------------------------------------------------

PURCHASING                NEW ACCOUNT                                     ADDITIONAL INVESTMENTS TO EXISTING ACCOUNTS
BY MAIL:                  Mail the Account Application Form and a check   Mail your check with the return stub from your
Complete and sign the     payable to CoreFunds, Inc. (Fund name) in at    confirmation or statement to:
enclosed Account          least the minimum initial purchase amount to:
Application Form.

                                                           COREFUNDS, INC.,
                                                           P.O. BOX 470
                                                           WAYNE, PA 19087-0470
                          ----------------------------------------------------------------------------------------------

PURCHASING                CORESTATES PHIL,
BY WIRE:                  Philadelphia, PA
Money should be wired     ABA 031000011,
to:                       for credit to
                          COREFUNDS
                          A/C 0169-0541
                          ACCOUNT NUMBER

BEFORE WIRING:            The wire instructions must include the investor's account number. An order to purchase shares by
Please contact            Federal Funds wire will be deemed to have been received on the business day of the wire, provided
SEI Financial Management  that investors notify SEI Financial Management Corporation at 1-800-355-CORE by 12:00 p.m.
Corporation               (Eastern Time) of their intentions to wire money.
(1-800-355-CORE)
                          -------------------------------------------------------------------------------------------------

PURCHASING                You may open an account or purchase additional shares by making an exchange from an existing
BY                        CoreFunds account. Call SEI Financial Management Corporation at 1-800-355-CORE. For further
EXCHANGE:                 information regarding exchanges, please refer to page 74.
(from a CoreFunds
account)

                                                       Shareholder Services ----

--------------------------------------------------------------------------------
  SHAREHOLDER SERVICES GUIDE (CONTINUED)

AUTOMATIC INVESTMENT      A Shareholder or prospective shareholder may arrange for periodic investments in a Fund through
PLAN                      automatic deductions by ACH from a checking account by completing the appropriate section on the application. There is no minimum initial investment amount for AIPs; however, the minimum pre-authorized investment amount is $50 per month per account. An Application Form may be obtained by calling 1-800-355-CORE.
                          -------------------------------------------------------------------------------------------------
SYSTEMATIC WITHDRAWAL     CoreFunds offers a Systematic Withdrawal Plan which may be utilized by shareholders who wish to
PLAN                      receive regular distributions from their account. Upon commencement of the SWP, the account must have a current value of $5,000 or more. Shareholders may elect to receive automatic payments via check or ACH of $50 or more on a monthly, quarterly, semi-annual, or annual basis. Automatic withdrawals are normally processed on the 25th day of the applicable month or, if such day is not a business day, on the previous business day, and are paid promptly thereafter. To arrange a SWP, complete the appropriate section on the application. An Application Form may be obtained by contacting the Distributor. Shareholders should realize that if withdrawals exceed income dividends, their invested principal in the account will be depleted. Thus, depending upon the frequency and amounts of the withdrawal payments and/or any fluctuations in the net asset value per share, their original investment could be exhausted entirely. To participate in the SWP, shareholders must have their dividends automatically reinvested. Shareholders may change or cancel the SWP at any time, upon written notice to SEI Financial Management Corporation for the
                          Transfer Agent.
                          -------------------------------------------------------------------------------------------------

EXECUTION OF ORDERS       An order received before 4:00 p.m. for an Equity or Fixed Income Fund, or prior to 12:00 p.m. for a Money Market Fund, on any business day, and in accordance with the procedures described below, will be executed on the date of receipt at the net asset value determined as of 4:00 p.m. (12:00
                          p.m. for a Money Market Fund) on such date, plus any applicable sales charge. An order received after 4:00 p.m. on any business day for an Equity or Fixed Income Fund, or after 12:00 p.m. for a
                          Money Market Fund, will be executed on the next business day of the Fund. An order is deemed to be received when received by the Transfer Agent and the execution of purchase orders by the
                          Transfer Agent will be delayed for the period of time that the order is in transit from SEI
                          Financial Management Corporation to the Transfer Agent. Special procedures may be established by a Fund to expedite the receipt of orders from institutional investors. Institutional investors purchasing or holding shares on behalf of their customers are responsible for the transmission of purchase and redemption orders (and the delivery of funds) to a Fund on a timely basis. The Funds strongly recommend that investors of substantial amounts use Federal Funds to purchase shares.

 68   Shareholder Services

--------------------------------------------------------------------------------

                                                                    /X/ COREFUND

                          Every shareholder of record will receive a confirmation of each new share transaction with a
                          Fund, which will show the total number of shares being held in safekeeping by the Transfer Agent for the account of the shareholder. Shareholders may rely on these statements in lieu of certificates. Beneficial ownership of shares held of record by institutional investors on behalf of their customers will be recorded by the institutions and reflected in the regular account statements provided by them to their customers.
                          ----------------------------------------------------------------------------------------------------
SALES                     The sales charges for Series B Shares are as follows:
CHARGES

                                                                      SALES CHARGE AS
                                               SALES CHARGE AS         PERCENTAGE OF           BROKER
                AMOUNT OF                       PERCENTAGE OF           NET AMOUNT             DEALER
                 PURCHASE                      OFFERING PRICE            INVESTED            REALLOWANCE
-----------------------------------------------------------------------------------------------------------
Less than $100,000 .......................             3.25%                  3.36%                2.75%
$100,000 but less than $250,000 ..........             2.50%                  2.56%                2.00%
$250,000 but less than $500,000 ..........             1.75%                  1.78%                1.25%
$500,000 but less than $1,000,000 ........             1.00%                  1.01%                0.50%
$1,000,000 and above .....................                0%                     0%                   0%
-----------------------------------------------------------------------------------------------------------

                          The Reallowances shown in the above table apply to sales through financial institutions. Under certain circumstances, the Distributor may use its own funds to compensate financial institutions in amounts that are additional to the reallowances shown in the table. In addition, the Distributor may, from time to time and at its own expense, provide promotional incentives, in the form of cash or other compensation, to certain financial institutions whose representatives have sold or are expected to sell significant amounts of the shares of a Fund.

                          Brokers, dealers, or financial institutions that receive a reallowance of 100% of the sales charge may be considered underwriters for purposes of the federal securities laws.

                          The following classes of shareholders will be exempted from paying any sales charge: (a) employees
                          (including members of their immediate families and significant others) of CoreStates Corp, Cashman,
                          Farrell, Martin Currie, Alpha Global and their affiliates and those persons engaged in the sale and distribution of CoreFunds; (b) employees of the Administrator and Distributor; (c) Directors and
                          officers of CoreFunds; (d) customers who purchase their shares under a shareholder servicing arrangement between CoreFunds and CoreStates Corp or its affiliates, having met specific standards which CoreStates Corp or its affiliates will publish periodically and which qualify those customers as customers of the Private Banking Groups or Unifinancial Groups of those affiliates; (e)
                          Individual Retirement Account rollovers from qualified employee benefit plans, Keogh

                                                       Shareholder Services ----

--------------------------------------------------------------------------------
  SHAREHOLDER SERVICES GUIDE (CONTINUED)

                          plans, and Simplified Employee Benefit Plans where CoreStates Corp or its affiliate serves as trustee or investment manager; (f) any retirement plan qualified under Section 401(a) of the Code or any other non-qualified benefit plan; (g) any participant-directed retirement plan qualified under
                          Section 401(a) of the Code or any participant-directed non-qualified defined compensation plan described in Section 457 of the Code; and (h) persons purchasing shares directly through a payroll deduction program administered by CoreStates Corp or its affiliates. In addition, the initial sales charge will be waived for (a) investors who are transferring shares from another investment company which has a broker/dealer relationship with CoreFunds for which they have already paid a sales charge since October 26, 1992, (b) customers converting from CoreStates Personal Financial Services
                          Asset Allocation Program (CorePath) to Series B Shares of a Fund and (c) shareholders who have purchased shares of a mutual fund through an asset allocation program offered by a company which has been acquired by CoreStates Financial Corp, and who wish to transfer those shares to Series B Shares of a Fund. Subsequent investments in the Funds by these investors will be subject to the applicable sales charge.

                          The sales charge will not apply to purchases made through reinvested dividends and distributions.
                          The sales charge also will not apply to exchanges between portfolios of CoreFunds to the extent that a shareholder has credit for previously paid sales charges on purchases of any of the portfolios of
                          CoreFunds.

                          1. RIGHT OF ACCUMULATION

                          A shareholder who purchases additional Series B Shares may obtain a 'Right of Accumulation.' This
                          Right allows an investor to combine the current purchase of Series B Shares with the total market value or net investment, whichever is higher, of all shares held of any portfolio of CoreFunds which assesses a sales charge. To obtain the reduced sales charge through a Right of Accumulation, the shareholder must provide the Distributor, either directly or through CoreStates Securities Corp. or a Participating Broker/Dealer, as applicable, with sufficient information to verify that the shareholder has such a right. CoreFunds may amend or terminate this Right of Accumulation at any time as to subsequent purchases.

                          2. LETTER OF INTENT

                          An investor may also obtain the reduced sales charge shown above by executing a 'Letter of Intent'
                          which states the investor's intention to invest not less than $100,000 within a 13 month period in
                          Series B Shares. Each purchase under a


 70   Shareholder Services

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

                          Letter of Intent will be made at the offering price applicable at the time of such purchase to the full amount indicated on the Letter of Intent. The Letter of Intent may apply to purchases made up to ninety days before the date of the Letter. Any redemptions made during the 13 month period will be subtracted from the amount of purchases in determining whether the terms of the Letter of Intent have been met. During the term of the Letter of Intent, the Transfer Agent will hold Series B Shares representing 5% of the specified amount in escrow for payment of a higher sales charge if the full amount specified is not purchased. The escrowed shares will be released when the full amount specified has been purchased. If the full amount specified is not purchased within the 13 month period, the investor will be required to pay an amount equal to the difference in the dollar amount of sales charge actually paid and the amount of sales charge the investor would have had to pay on his or her aggregate purchases if the total of such purchases had been made at a single time. See
                          'Terms and Conditions' included in the Letter of Intent. An investor who wishes to enter into a
                          Letter of Intent in conjunction with an investment in Series B Shares should complete the appropriate section of the application or contact the Distributor, CoreStates Securities Corp or a
                          Participating Broker/Dealer.
------------------------------------------------------------------------------------------------------------------------------
SELLING YOUR              You may withdraw any portion of the funds in your account by redeeming shares at any time. You may
SHARES                    initiate a request by writing or by telephoning. Your redemption proceeds may be sent via mail, wire or ACH. With respect to shares held by institutional investors on behalf of their customers'
                          accounts, however, all or part of the shares beneficially owned by a customer must be redeemed in accordance with instructions and limitations pertaining to their account at the institution.
                          ----------------------------------------------------------------------------------------------------
REDEMPTION                A written request for redemption must be received by the Transfer Agent in order to constitute a
BY MAIL:                  valid tender for redemption by mail. Requests should be mailed to:
                                                COREFUNDS, INC.
                                                P.O. BOX 470
                                                WAYNE, PA 19087-0470
                          The Transfer Agent may require that the signature on the written request be guaranteed by a commercial bank or by a member firm of a domestic stock exchange. Signature guarantees will be required if: (a) the redemption request is an amount in excess of $25,000; (b) redemption proceeds are to be sent to a name and/or address that differs from the registered name or address of record;
                          or (c) a transfer of registration is requested. Otherwise, written redemption requests by mail may be accepted without a signature guarantee.
                          ----------------------------------------------------------------------------------------------------


                                                       Shareholder Services ----

--------------------------------------------------------------------------------

REDEMPTION                Shareholders wishing to make redemptions by telephone must check the appropriate box and provide the
BY                        information requested in the Account Application form. Thereafter, telephone redemption requests may
TELEPHONE:                be made by calling SEI Financial Management Corporation at 1-800-355-CORE. Payment for telephone redemptions will normally be transmitted on the next business day following receipt of a valid request for redemption. You may have the proceeds sent to you either by mail or wire.

                          BY WIRE:         Shareholders of record may have their telephone redemption requests paid by a direct wire to a domestic commercial bank account previously designated by the shareholder on the Account Application Form. The Transfer Agent may deduct its then-current wire fee from the proceeds for wire redemptions. As of the date of this Prospectus, such fee was $10.00 for each wire redemption. There is no minimum for telephone redemptions paid by wire.
                          BY MAIL:         Redemption proceeds may be paid by a check mailed to the name and address in which the shareholder's account is registered with a Fund. There is no minimum for telephone redemptions paid by check.

                          Shareholders may not close their accounts by telephone.
                          ------------------------------------------------------------------------------------------------------

REDEMPTION                The Money Market Funds will provide shareholders of record, upon request to SEI Financial Management
BY CHECK:                 Corporation for the Transfer Agent and without charge, with checks drawn on these Funds that will
Money Market Funds only   clear through CoreStates Bank of Delaware, N.A. (the 'Clearing Bank'). Shareholders will be required to sign signature cards and will be subject to any applicable rules and regulations of the Clearing
                          Bank relating to such check redemption privileges. Banks, corporations, trusts, and other organizations should contact the Funds before submitting signature cards, since corporate resolutions or other supporting documents may be required before the checkwriting privilege may be used.

                          Checks drawn on the Money Market Funds may be made payable to the order of any payee in an amount of
                          $250 or more. Shareholders should be aware that, as is the case with regular bank checks, certain banks may not provide cash at the time of deposit, but will wait until they have received payment from the Clearing Bank. When a check is presented to the Clearing Bank for payment, subject to a Fund's acceptance of the check, the Clearing Bank, as agent, causes the Fund to redeem, at the net asset value next determined after such presentation, a sufficient number of full and fractional shares in the shareholder's account with the Fund to cover the amount of the check. Checks will be returned by the Clearing Bank if there are insufficient shares to meet the withdrawal amount. Shareholders of record wishing to use this method of redemption should check the appropriate box in the Account
                          Application form,


 72   Shareholder Services

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

                          fill out the signature card available from SEI Financial Management Corporation, and mail the complete Form and signature card to CoreFunds, Inc., P.O. Box 470, Wayne, PA 19087-0470. The Funds
                          will not permit shareholders to close their accounts through issuance of a check. There is no charge for the clearance of any checks, although the Clearing Bank will impose its customary overdraft fee in connection with returning any checks as to which there are insufficient shares to meet the withdrawal amount. As of the date hereof, such overdraft fee is $20.00.
                          Cancelled checks will ordinarily not be returned to the shareholder, although a shareholder may obtain copies of cancelled checks drawn on the Funds by requesting them (in writing) from SEI
                          Financial Management Corporation.
                          ----------------------------------------------------------------------------------------------------
REDEMPTION                You may sell shares of the Fund by making an exchange into another CoreFunds account. For more
BY                        information, please see below.
EXCHANGE:
                          ----------------------------------------------------------------------------------------------------

IMPORTANT                 / /        Shareholders should be careful that fluctuations in the net asset value per share of a Fund
REDEMPTION                           have not caused the value of their account to fall below the amount of the intended redemption.
INFORMATION:
                          / /        Redemption orders for the Fixed Income and Equity Funds are executed at the net asset value per share at 4:00 p.m. that day if received by 4:00 p.m. that day. Redemption orders for the Money
                                     Market Funds are executed at the net asset value per share at 12:00 p.m. that day if received by 12:00 p.m. that day. An order is deemed to be received when received by the Transfer Agent and the execution of redemption orders by the Transfer Agent will be delayed for the period of time that the redemption order is in transit from SEI Financial Management Corporation to the
                                     Transfer Agent. Except as stated in the following paragraph, payment to shareholders for redeemed shares will be made not later than seven business days after receipt by the Transfer
                                     Agent of the request for redemption, absent extraordinary circumstances. However, to the largest extent possible, the Funds will try to honor requests from shareholders for next-day payment, if such payment would be consistent with a Fund's need for liquidity and stability.
                          / /        Shareholders should note that payment for the redemption of shares which were purchased by check may not be made until a Fund can verify that the payment for such purchase has been, or will be, collected, which may take up to eight business days after the date of purchase. The
                                     Funds intend to pay cash for all shares redeemed, but under abnormal conditions which make payment in cash unwise, a Fund may make payment wholly or partly in portfolio securities at their then market value equal to the redemption price. In such cases, a shareholder may incur brokerage costs in converting such securities to cash.
                          ----------------------------------------------------------------------------------------------------------


                                                       Shareholder Services ----

--------------------------------------------------------------------------------
  SHAREHOLDER SERVICES GUIDE (CONTINUED)

MINIMUM                   Because of the relatively high cost of handling small investments, the Funds reserve the right to
ACCOUNT                   redeem, at net asset value, the shares of any shareholder whose account decreases to the a value of
BALANCE                   less than $500. Accordingly, a shareholder making redemptions from a Fund may be subject to such
REQUIREMENT               involuntary redemption. A shareholder will not be subject to such involuntary redemption if the value of the shareholder's account falls below $500 solely because of market action. Before a Fund redeems such shares and sends the proceeds to the shareholder, the shareholder will be given notice that the value of the shares in the account is less than the minimum amount and will be allowed sixty days to make an additional investment in an amount which will increase the value of the account to at least $500.
------------------------------------------------------------------------------------------------------------------------------

EXCHANGING                Series B Shares of a Fund held by a shareholder of record may be exchanged for shares in any of
SHARES                    CoreFunds' other retail portfolios. Shareholders wishing to use this telephone exchange privilege
EXCHANGING                must check the appropriate box on the Account Application Form. Exchange requests should be directed
BY                        to SEI Financial Management Corporation at 1-800-355-CORE. Telephone exchange privileges are only
TELEPHONE:                available in states where exchanges from one CoreFunds portfolio to another can lawfully be made.
Call SEI Financial
Management Corporation
(1-800-355-CORE)
                          ----------------------------------------------------------------------------------------------------
EXECUTION OF              Telephone exchange requests received prior to 4:00 p.m. for an Equity or Fixed Income Fund, or prior
EXCHANGE                  to 12:00 p.m. for a Money Market Fund, on any business day will be processed on the date of receipt.
REQUESTS                  'Processing' a telephone exchange request means that shares in the fund from which the shareholder is making an exchange will be redeemed at the net asset value per share determined as of 4:00 p.m.
                          (12:00 p.m. for a Money Market Fund) on the date of receipt. Purchases of shares of the fund into which the shareholder is making an exchange will be effected on the same business day, at such other fund's net asset value per share determined as of 4:00 p.m. (12:00 p.m. for a Money Market Fund) on
                          such business day. Telephone exchange requests received after 4:00 p.m. for an Equity or Fixed
                          Income Fund, or after 12:00 p.m. for a Money Market Fund, will be processed on the next business day in the manner described above. CoreFunds will not be responsible for the authenticity of redemption or exchange instructions received by telephone and the investor will bear the risk of loss. To ensure the authenticity of such instructions, the Transfer Agent examines each shareholder request by verifying the shareholder account number and/or tax identification number at the time such request is made. The Transfer Agent subsequently sends confirmations of both exchange sales and exchange purchases to the shareholder for verification.
                          ----------------------------------------------------------------------------------------------------


 74   Shareholder Services

--------------------------------------------------------------------------------
                                                                    /X/ COREFUND

IMPORTANT                 Before you make an exchange, you should consider the following:
EXCHANGE                  / / Shareholders may not exchange into a series of a portfolio for which they would not have been
INFORMATION                   initially eligible, and investors who exchange into any portfolio which imposes a sales charge may be subject to such sales charge, if applicable and not previously paid.

                          / / Shareholders should consider the investment objective, policies, and restrictions of the Fund into which the shareholder is making an exchange, as set forth in the applicable prospectus. A copy of the prospectus for any of the CoreFunds portfolios may be obtained by calling
                              1-800-355-CORE.

                          / / Any telephone exchange must satisfy the requirements relating to the minimum initial investment amounts of the Fund involved.

                          / / The Company reserves the right to reject any telephone exchange request and to modify or terminate the exchange privilege at any time, upon sixty days' written notice to Shareholders.

                          / / Telephone exchanges may be subject to limitations as to amount or frequency, and to other restrictions that may be established from time to time to ensure that such exchanges do not disadvantage any Fund or its shareholders. There are no such limitations or restrictions in effect as of the date hereof. Shareholders may obtain the terms of any such limitations or restrictions, which may be revised at any time, from SEI Financial Management Corporation.
                          ----------------------------------------------------------------------------------------------------

TAXES                     For federal income tax purposes, an exchange between Funds is a taxable event and, accordingly, a capital gain or loss may be realized. Before making a telephone exchange request, shareholders should consult a tax or other financial adviser to determine whether the redemption of shares of one
                          Fund or investment in shares of another Fund would be appropriate.
                          ----------------------------------------------------------------------------------------------------

                                                       Shareholder Services ----
                                                                              75

                                     NOTES

                                     NOTES

EQUITY FUNDS
(STOCKS)

GROWTH EQUITY FUND seeks capital growth by investing primarily in the equity securities of companies believed by management to show the potential for growth of earnings over time.

VALUE EQUITY FUND seeks maximum total return by investing primarily in common stocks or other equities that are considered by management to be undervalued in the marketplace at the time of purchase.

INTERNATIONAL GROWTH FUND seeks long-term capital appreciation by investing primarily in appreciation-oriented equity securities of companies located outside the United States.

BALANCED FUND seeks to provide total return while preserving capital by investing in a combination of common stocks and fixed income securities.

FIXED INCOME  FUNDS
(BONDS)

INTERMEDIATE BOND FUND seeks income through investment in a diversified portfolio of intermediate term, fixed income obligations with an expected average weighted maturity of three to ten years.

GOVERNMENT INCOME FUND seeks to provide current income while preserving principal value and maintaining liquidity by investing exclusively in securities of the United States government and its agencies.

INTERMEDIATE MUNICIPAL BOND FUND seeks a high level of income generally exempt from federal income taxes by investing at least 80% of its assets in tax-exempt municipal securities.

PENNSYLVANIA MUNICIPAL BOND FUND seeks to provide a high rate of current income that is exempt from both federal income taxes and (for Pennsylvania residents) Pennsylvania state income taxes. The Fund invests primarily in highly-rated, long-term municipal bonds issued by state, county, and local agencies within the Commonwealth of Pennsylvania.

NEW JERSEY MUNICIPAL BOND FUND seeks to provide a high rate of current income that is exempt from both federal income taxes and (for New Jersey residents) New Jersey state income taxes. The Fund invests primarily in highly-rated, long-term municipal bonds issued by state, county, and local agencies within the state of New Jersey.

GLOBAL BOND FUND seeks to provide capital appreciation and current income through investment primarily in fixed income securities of United States and foreign issuers denominated in United States dollars and in other currencies.

There is no assurance that the Funds will achieve their respective objectives.

--------------------------------------------------------------------------------
  COREFUND FAMILY OF MUTUAL FUNDS                                   /X/ COREFUND

MONEY                  CASH RESERVE seeks to obtain maximum current income consistent with the preservation of
MARKET                 principal and maintenance of liquidity by investing in a diversified portfolio of money market
FUNDS                  instruments of the highest quality, including a broad range of U.S. dollar-denominated government, bank, and commercial paper obligations.

                       TREASURY RESERVE seeks to provide current interest income, liquidity and safety of principal by investing in direct obligations of the U.S. Treasury and repurchase agreements relating to such obligations.

                       TAX-FREE RESERVE seeks a high level of income exempt from federal income taxes through investment of at least 80% of its total assets in tax-free securities.

------------------
There is no assurance that the Funds will achieve their respective objectives.

COREFUND
FAMILY OF
MUTUAL FUNDS


COREFUNDS, INC.

DIRECTORS
EMIL J. MIKITY, CHAIRMAN
GEORGE H. STRONG
ERIN ANDERSON

OFFICERS
DAVID G. LEE, PRESIDENT
JAMES W. JENNINGS, SECRETARY

INVESTMENT ADVISER
CORESTATES INVESTMENT ADVISERS, INC.
PHILADELPHIA, PA 19101

ADMINISTRATOR
SEI FINANCIAL MANAGEMENT CORPORATION
WAYNE, PA 19087

DISTRIBUTOR
SEI FINANCIAL SERVICES COMPANY
WAYNE, PA 19087

LEGAL COUNSEL
MORGAN, LEWIS & BOCKIUS LLP
PHILADELPHIA, PA 19103

AUDITORS
ERNST & YOUNG LLP
PHILADELPHIA, PA 19103

INDIVIDUAL SHARES

PROSPECTUS

NOVEMBER 1, 1995

INVESTMENT ADVISER

CORESTATES
INVESTMENT ADVISERS

FOR CURRENT PERFORMANCE, PURCHASE, REDEMPTION AND
OTHER INFORMATION, CALL 1-800-355-CORE (2673)

9513 (11/95)

COR-F-046-03